UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Silicon Laboratories Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders

Thursday, April 20, 2017

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LETTER TO STOCKHOLDERS

To the Stockholders of Silicon Laboratories Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Laboratories Inc., a Delaware corporation, to be held on April 20, 2017, at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, for the purposes described in the Proxy Statement.

The 2017 Annual Meeting will focus on the items of business listed in the Notice of Annual Meeting of Stockholders and Proxy Statement that follows. We are sending this Proxy Statement to our stockholders on or about March 9, 2017. During the Annual Meeting we will also present a report on Silicon Labs’ performance and operations during 2016.

Whether or not you plan to attend the meeting in person, your vote is important. Instructions regarding the various methods of voting are contained on the Proxy, including voting by toll-free telephone number or the Internet. If you request and receive a paper copy of the Proxy by mail, you may still vote your shares by fully completing and returning the Proxy. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Austin, Texas March 9, 2017	G. Tyson Tuttle President, Chief Executive Officer and Director

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SILICON LABORATORIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	9:30 a.m., Central Time on Thursday, April 20, 2017

Place	Lady Bird Johnson Wildflower Center 4801 La Crosse Avenue Austin, Texas 78739

Items of Business

1.      To elect three Class I directors to serve on the Board of Directors until our 2020 annual meeting of stockholders, or until a successor is duly elected and qualified;

2.      To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017;

3.      To vote on an advisory (non-binding) resolution regarding executive compensation;

4.      To vote on an advisory (non-binding) resolution regarding the frequency of holding future advisory votes regarding executive compensation;

5.      To approve amendments to the 2009 Stock Incentive Plan;

6.      To re-approve certain material terms of the 2009 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

7.      To approve amendments to the 2009 Employee Stock Purchase Plan; and

8.      To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Voting

We have furnished proxy materials over the Internet where you may read, print and download our annual report and Proxy Statement at the investor relations section of our website address, http://www.silabs.com. On or about March 9, 2017, we mailed to our stockholders a notice containing instructions on how to vote and how to access our 2017 Proxy Statement and 2016 annual report. The notice also provides instructions on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the annual report and Proxy Statement on the Internet.

Who Can Vote

Only stockholders of record at the close of business on February 24, 2017 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE YOUR SHARES

BY TELEPHONE, BY INTERNET, OR BY COMPLETING, SIGNING, DATING, AND RETURNING A

PROXY CARD AS PROMPTLY AS POSSIBLE.

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PROXY STATEMENT

SILICON LABORATORIES INC.

PROXY STATEMENT

Annual Meeting of Stockholders to be held on April 20, 2017

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Silicon Laboratories Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 20, 2017 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, or at any adjournment thereof. On or about March 9, 2017 we mailed to our stockholders a notice containing instructions on how to vote and how to access our 2017 Proxy Statement and 2016 annual report.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On February 24, 2017, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 42,288,039 shares of our common stock were outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 24, 2017. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at the Annual Meeting or at any adjournment thereof. Stockholders may not cumulate votes in the election of directors. The affirmative vote of a majority of the votes cast (in person or represented by proxy at the Annual Meeting) with respect to each director’s election is necessary for the election of such director. The affirmative vote of a majority of our shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be required to approve Proposals Two, Three, Five, Six and Seven. For Proposal Four, the option of one year, two years or three years that receives the greatest number of votes at the Annual Meeting will be the frequency recommended by stockholders for the advisory vote on the compensation of our Named Executive Officers. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business, but will not be counted for purposes of determining whether each proposal has been approved.

Proxies

If the enclosed form of Proxy is properly signed and returned or you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not otherwise specify how the shares represented thereby are to be voted, the Proxy will be voted (i) FOR the election of the directors proposed by the Board of Directors, (ii) FOR the approval of the selection of Ernst & Young LLP as our independent registered public accounting firm, (iii) FOR the approval of resolution regarding executive compensation, (iv) FOR an advisory vote regarding executive compensation to be held EVERY YEAR, (v) FOR the amendments to the 2009 Stock Incentive Plan, (vi) FOR the approval of the material terms of the amended 2009 Stock Incentive Plan and (vii) FOR the amendments to the 2009 Employee Stock Purchase Plan. You may revoke or change your Proxy at any time before the Annual Meeting by filing either a notice of revocation or another signed Proxy with a later date with our Corporate Secretary at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

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PROXY STATEMENT

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail and the Internet may be supplemented by a solicitation by telephone or other means by directors, officers, or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit Proxies other than by mail and the Internet.

Deadline for Receipt of Future Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2018 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701, addressed to our Corporate Secretary, not later than November 9, 2017. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and the procedures set forth in our bylaws. Pursuant to our bylaws, stockholder proposals received after November 9, 2017 will be considered untimely. Unless we receive notice in the manner specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2018 annual meeting of stockholders.

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PROPOSAL ONE: ELECTION OF DIRECTORS

MATTERS TO BE CONSIDERED

AT ANNUAL MEETING

Proposal One: Election of Directors

General

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with staggered three-year terms. The term of office of the Class I Directors, Navdeep S. Sooch, William P. Wood and Nina Richardson will expire at this Annual Meeting. Messrs. Sooch and Wood and Ms. Richardson have been nominated to continue as Class I Directors. The directors elected as Class I Directors at the Annual Meeting will each serve for a term of three years expiring at the 2020 annual meeting of stockholders, or until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the Proxies will be voted for any nominees who may be designated by our present Board of Directors to fill the vacancies. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

Nominees for Class I Directors with a Term Expiring in 2020

Navdeep S. Sooch, 54

Mr. Sooch co-founded Silicon Labs in August 1996 and has served as Chairman of the Board since our inception. Mr. Sooch served as our Chief Executive Officer from our inception through the end of fiscal 2003 and served as interim Chief Executive Officer from April 2005 to September 2005. From March 1985 until founding Silicon Labs, Mr. Sooch held various positions at Crystal Semiconductor/Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice President of Engineering. From May 1982 to March 1985, Mr. Sooch was a Design Engineer with AT&T Bell Labs. Since October 2011, Mr. Sooch has served as the CEO of Ketra, Inc., a private company in the field of solid state lighting. Mr. Sooch holds a B.S. in Electrical Engineering from the University of Michigan, Dearborn and an M.S. in Electrical Engineering from Stanford University. Mr. Sooch’s prior experience as our Chief Executive Officer as well as a semiconductor designer provides him with extensive insight into our industry and our operations and qualifies him to serve as Chairman of our Board of Directors.

William P. Wood, 61

Mr. Wood has served as a Director of Silicon Labs since March 1997 and as Lead Director since December 2005. Since 1996, Mr. Wood has also served as general partner of various funds associated with Silverton Partners, a venture capital firm. From 1984 to 2003, Mr. Wood was a general partner, and for certain funds created since 1996, a special limited partner, of various funds associated with Austin Ventures, a venture capital firm. Mr. Wood holds a B.A. in History from Brown University and an M.B.A. from Harvard University. Mr. Wood’s combination of independence and his experience, including past experience as an investor in numerous semiconductor and technology companies, qualifies him to serve as a member of our Board of Directors.

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Nina Richardson, 58

Ms. Richardson has served as a Director of Silicon Labs since January 2016. Ms. Richardson is currently a Managing Director of Three Rivers Energy, an energy services company she co-founded in 2004. From February 2013 through February 2015, Ms. Richardson served as the Chief Operating Officer at GoPro. Previously, Ms. Richardson was an operations and management consultant for a diverse group of companies including Tesla Motors, Solaria and TouchTunes Interactive Networks. Ms. Richardson also held a variety of executive positions at Flextronics, including vice president of strategic accounts. Ms. Richardson’s early career included positions at Hughes Aircraft Ground Systems Group and Metcal. Ms. Richardson served on the board of SGI, a global leader in high-performance solutions for computing, data analytics and data management until its acquisition by Hewlett-Packard. Ms. Richardson is also a board member for Zayo Group Holdings, a global provider of communications infrastructure services and Callidus Cloud, a SaaS provider of sales, marketing and learning tools. Ms. Richardson is also currently acting as a part-time interim COO at Eargo, a hearing instrument company. She holds a B.S. in Industrial Engineering from Purdue University and an Executive MBA from Pepperdine University. Ms. Richardson’s combination of independence and her experience, including past experience as an executive officer, qualifies her to serve as a member of our Board of Directors.

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Other Directors

Set forth below is information concerning our other Directors whose term of office continues after this Annual Meeting.

Continuing Class II Directors with a Term Expiring in 2018

G. Tyson Tuttle, 49

Mr. Tuttle has served as a Director and our Chief Executive Officer since April 2012. Upon Mr. Bock’s retirement in February 2016, he also became President. Mr. Tuttle served as our Chief Operating Officer and Senior Vice President from May 2011 to April 2012. From January 2010 to May 2011, Mr. Tuttle served as our Chief Technical Officer. From May 2005 to December 2009, he was our Vice President and General Manager of Broadcast products including the audio and video product families. Mr. Tuttle joined Silicon Labs in 1997 as a senior design engineer. From 1999 to 2005, Mr. Tuttle served in a variety of product management, marketing and business leadership positions. Previously, Mr. Tuttle held senior design engineering positions at Crystal Semiconductor/Cirrus Logic and Broadcom Corporation where he focused on high-speed mixed-signal circuit design for mass storage and Ethernet applications. Mr. Tuttle holds an M.S. in Electrical Engineering from UCLA and a B.S. in Electrical Engineering from Johns Hopkins University. Mr. Tuttle has been granted over 70 patents covering many fundamental semiconductor inventions including key aspects of wireless communications. Mr. Tuttle’s intimate knowledge of our company and the industry and his service as our Chief Executive Officer qualify him to serve as a member of our Board of Directors.

Sumit Sadana, 48

Mr. Sadana has served as a Director of Silicon Labs since April 2015. Mr. Sadana is currently the President of Sunrise Capital Management LLC, which is a technology, M&A and financial consulting/advisory firm. Prior to May 2016, Mr. Sadana served as Executive Vice President and Chief Strategy Officer of SanDisk, a provider of flash-based storage solutions, since September 2012 and also as its General Manager of Enterprise Solutions since April 2015. Mr. Sadana previously served as SanDisk’s Senior Vice President and Chief Strategy Officer from April 2010 to September 2012. Mr. Sadana was President of Sunrise Capital Management LLC from October 2008 to March 2010. Mr. Sadana was also Senior Vice President Strategy and Business Development from December 2004 to September 2008, as well as Chief Technology Officer from January 2006 to May 2007 at Freescale Semiconductor, Inc., a provider of embedded processors. Mr. Sadana started his career at International Business Machines Corporation where he held several hardware design, software development, operations, strategic planning, business development and general management roles. Mr. Sadana has a B.Tech. in Electrical Engineering from the Indian Institute of Technology (IIT), Kharagpur and an M.S. in Electrical Engineering from Stanford University. Mr. Sadana’s combination of independence and his experience, including experience in the semiconductor industry, qualifies him to serve as a member of our Board of Directors.

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Continuing Class III Directors with a Term Expiring in 2019

William G. Bock, 66

Mr. Bock served as our President from June 2013 until his retirement in February 2016. He served Silicon Labs as Interim Chief Financial Officer and Senior Vice President from February 2013 until June 2013. He served as Chief Financial Officer from November 2006 to July 2011 and Senior Vice President of Finance and Administration from July 2011 through December 2011. He joined Silicon Labs as a Director in March 2000, and served as Chairman of the Audit Committee until November 2006 when he stepped down from the Board of Directors to assume the Chief Financial Officer role. Mr. Bock rejoined Silicon Labs’ Board of Directors in July of 2011. From 2001 to 2006, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures. Before his venture career, Mr. Bock held senior executive positions with three venture-backed companies, Dazel Corporation, Tivoli Systems and Convex Computer Corporation. Mr. Bock began his career with Texas Instruments. Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University. Mr. Bock’s extensive financial and executive experience and his in-depth knowledge of Silicon Labs qualify him to serve as a member of our Board of Directors.

Jack R. Lazar, 51

Mr. Lazar has served on our Board of Directors since April 2013. Since March 2016, Mr. Lazar has been an independent business consultant. From January 2014 to March 2016, Mr. Lazar served as the Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business consultant. From May 2011 to January 2013, Mr. Lazar was employed by Qualcomm and served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc., a provider of communications semiconductor solutions, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar has served on the board of directors of Quantenna Communications, a wireless semiconductor company, since July 2016 and from October 2013 until its sale to Adobe in December 2016 he served on the board of directors of TubeMogul, Inc., an enterprise software company for digital branding. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University. Mr. Lazar’s combination of independence and his experience, including past experience as an executive officer, qualifies him to serve as a member of our Board of Directors.

Neil Kim, 58

Mr. Kim served as Broadcom’s Executive Vice President of Operations and Central Engineering until early 2016 and was responsible for the company’s global manufacturing including foundry operations, supply chain management and corporate procurement. Mr. Kim joined Broadcom in 2000 and held a variety of senior management positions including Senior Vice President and Vice President of Central Engineering, as well as Senior Vice President of Operations and Engineering. Prior to Broadcom, from 1993 to 2000 Mr. Kim held a variety of senior technical and management positions, including Vice President of Engineering, where he managed critical product development and technical transitions at Western Digital Corporation, a global provider of products and services for storage devices. Mr. Kim served on the board of the Global Semiconductor Association from 2009 to 2015. Mr. Kim is named as an inventor on 33 patents. He received a B.S. in Electrical Engineering from the University of California, Berkeley. Mr. Kim’s combination of independence and his experience, including past experience as an executive officer, qualifies him to serve as a member of our Board of Directors.

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Board Leadership/Independence

The Board of Directors separates the role of Chairman of the Board from the role of Chief Executive Officer. The Board of Directors has also designated Mr. Wood as the Lead Director. The Lead Director’s duties include presiding over executive sessions of the Company’s independent directors and serving as principal liaison between the non-employee directors, the Chief Executive Officer and the Chairman of the Board on sensitive issues. The Board believes that the appointment of the Lead Director and the separation of the Chairman and Chief Executive Officer roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our Chief Executive Officer, Chairman of the Board and Lead Director facilitates the active participation of our independent directors and enables our Board of Directors to provide more effective oversight of management. The Board of Directors has determined that Messrs. Kim, Lazar, Sadana, Sooch and Wood and Ms. Richardson are each independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. Independent directors met in executive session without the Chief Executive Officer and other non-independent directors present on four occasions during fiscal 2016.

Committees and Meetings

During fiscal 2016, our Board of Directors held seven meetings. Our Board of Directors has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and a Mergers and Acquisitions Committee. During fiscal 2016, each incumbent director attended or participated in substantially all of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings held by all committees of the Board of Directors on which such director served.

Audit Committee. The Audit Committee is responsible for matters relating to the selection of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm, compliance with our accounting and financial policies, and management’s procedures and policies relative to the adequacy of our internal accounting controls. The members of the Audit Committee are Messrs. Lazar, Kim and Sadana. Mr. Lazar serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Lazar is qualified as an audit committee financial expert pursuant to Item 407 of Regulation S-K and as a financially sophisticated audit committee member under Rule 5605(c)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market, Inc. The Board of Directors has also determined that each of the members of the Audit Committee is independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. See Appendix IV for a copy of the Audit Committee charter. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee held five meetings during fiscal 2016.

Compensation Committee. The Compensation Committee reviews and approves all compensation to be provided to our executive officers and makes recommendations to the Board of Directors regarding our compensation of directors. In addition, the Compensation Committee has authority to administer our stock incentive and stock purchase plans. The members of the Compensation Committee are Messrs. Sadana and Wood and Ms. Richardson. Mr. Sadana serves as Chairman of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis. The Compensation Committee held six meetings during fiscal 2016.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee focuses on issues related to the composition, practices and operations of the Board of Directors. In addition, the Nominating and Corporate Governance Committee has the authority to consider candidates for the Board of Directors recommended by

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stockholders and to determine the procedures with respect to such stockholder recommendations. The members of the Nominating and Corporate Governance Committee are Messrs. Kim and Wood and Ms. Richardson. Mr. Wood serves as Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member is independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on our Internet website under the “Investor Relations” page. The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, the Corporate Governance Policy, which is also located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Nominating and Corporate Governance Committee held five meetings during fiscal 2016.

Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee reviews and makes recommendations to the Board of Directors regarding potential material acquisitions and divestitures. The members of the Mergers and Acquisitions Committee are Messrs. Bock, Lazar and Sadana. Mr. Bock serves as Chairman of the Mergers and Acquisitions Committee.

Director Nomination

In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. The Company’s Corporate Governance Policy (approved by the Board of Directors) provides that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills. The Company does not have any other formal policy with respect to the diversity of our directors. The Nominating and Corporate Governance Committee considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations made by current directors and officers. In addition, the Nominating and Corporate Governance Committee may engage a third party search firm to identify and recommend potential candidates. Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee must provide written notice not later than November 9, 2017 to the Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701. Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.

In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such recommendation and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal. Assuming that a stockholder

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recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend our annual meetings of stockholders if practicable. All of the directors in office at the time of the annual meeting of stockholders held on April 21, 2016 attended such meeting.

Stockholder Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the stockholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants. Our Code of Business Conduct and Ethics is located on our website under the “Investor Relations” page. Our website address is http://www.silabs.com.

Risk Management

Our Board of Directors oversees our management, which is responsible for the day-to-day issues of risk management. Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team, and the Company’s independent registered public accounting firm. In addition, members of management (including the Chief Executive Officer, Chief Financial Officer, and General Counsel) may also report directly to the Board of Directors on significant risk management issues.

Director Compensation and Indemnification Arrangements

Under the 2009 Stock Incentive Plan, on the date of the 2016 annual meeting of stockholders, the Board of Directors granted each non-employee director an RSU award that shall vest on approximately the first anniversary of the date of grant at no cost covering a number of shares of the Company’s common stock equal to $150,000 (or $225,000 for the Chairperson of the Board) divided by the fair market value of the Company’s common stock as of the date of grant; provided that any former employee of the Company must have served as a non-employee director for at least six months in order to receive such award. Accordingly, as Chairman of the Board, Mr. Sooch received a grant of 5,007 RSUs and Messrs. Kim, Lazar, Sadana, Wood and Ms. Richardson each received a grant of 3,338 RSUs on the date of the 2016 annual meeting of stockholders.

During 2016, we paid our non-employee directors cash compensation consisting of (i) $33,000 per person per year, (ii) an additional $20,000 per year for the Chairman of the Audit Committee, (iii) an additional $5,000 per year for each Audit Committee member (excluding the Chairman), (iv) an additional $20,000 per year for the Chairman of the Compensation

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Committee, (v) an additional $5,000 per year for each Compensation Committee member (excluding the Chairman), (vi) an additional $10,000 per year for the Chairman of the Nominating and Corporate Governance Committee, (vii) an additional $2,500 per year for each Nominating and Corporate Governance Committee member (excluding the Chairman), (viii) an additional $10,000 per year for the Lead Director (ix) an additional $5,000 per year for each Mergers and Acquisitions Committee member and (x) an additional $20,000 per year for the Chairman of the Board. Payments under the cash compensation plan are generally paid in equal quarterly installments on the last day of each fiscal quarter.

Cash compensation was pro-rated if the individual served less than the full year in a position.

Our certificate of incorporation limits the personal liability of our directors for breaches by them of their fiduciary duties. Our bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with all of our directors and have purchased directors’ and officers’ liability insurance.

In addition to the above compensation, we also reimburse non-employee directors for all reasonable out-of-pocket expenses incurred for attending board and committee meetings.

The following table provides summary information on compensation earned by each non-employee member of our Board of Directors in fiscal 2016.

Director Compensation Table for Fiscal 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
William G. Bock (2)	29,989	—	29,989
Neil Kim	26,412	150,010	176,422
Jack R. Lazar	52,176	150,010	202,186
Nina Richardson	37,496	150,010	187,506
Sumit Sadana	56,613	150,010	206,623
Navdeep S. Sooch	53,000	225,015	278,015
William P. Wood	60,789	150,010	210,799

(1)

Amounts shown do not reflect compensation actually received by the director, but represent the grant date fair value as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The assumptions underlying the calculation are discussed under Note 12, Stock-Based Compensation, of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

(2)	Mr. Bock was not eligible to receive the 2016 annual non-employee director grant due to his employment by the Company within six months prior to the date of the 2016 annual meeting.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote

FOR the election of the Nominees for Class I Directors as listed above.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 30, 2017. Ernst & Young LLP has audited our financial statements since our inception in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2016 and 2015:

	2016 ($)	2015 ($)
Audit fees	1,186,000	1,174,050
Audit-related fees	1,400	3,800
Tax fees	108,000	25,900
All other fees	2,160	2,160
Total	1,297,560	1,205,910

Audit Fees. Audit fees relate to services rendered in connection with the audits of the annual consolidated financial statements and attestation of management’s report on internal controls over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings, fees associated with SEC registration statements, assistance in responding to SEC comment letters, accounting consultations related to audit services and statutory audits required internationally.

Audit-Related Fees. Audit-related fees include services for assurance and other related services, such as consultations concerning financial accounting and reporting matters and due diligence related to mergers and acquisitions.

Tax Fees. Tax fees include services for tax compliance, research and technical tax advice.

All Other Fees. All other fees include the aggregate fees for products and services provided by Ernst & Young LLP that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting. During fiscal 2016, all such services were pre-approved in accordance with the procedures described above.

Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of Ernst & Young LLP.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Recommendation of the Board of Directors

Upon the recommendation of our Audit Committee, our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of

Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 30, 2017.

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PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal Three: Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission.

This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the Named Executive Officers, who are critical to our success. Under this program, the Named Executive Officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables beginning on page 42 of this Proxy Statement for additional information about our executive compensation program, including information about the compensation of the Named Executive Officers in 2016.

The Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement is hereby approved.”

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR approval of the above resolution.

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PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal Four: Advisory vote on the Frequency of the Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of the Named Executive Officers, as disclosed in accordance with the rules of the Securities and Exchange Commission, such as Proposal Three above. By voting on this Proposal Four, stockholders may indicate whether they would prefer that we conduct future advisory votes on Named Executive Officer compensation once every one, two, or three years.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. Our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting in response to the resolution set forth below.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers should be every year, every two years or every three years.”

The option of one year, two years or three years that receives the highest number of votes cast will be the frequency selected by stockholders for the advisory vote on executive compensation. However, because this vote is advisory and not binding on the Company or our Board of Directors, our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote for the option of every ONE YEAR as the frequency with which stockholders are provided an advisory vote on executive compensation.

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Proposal Five: Proposal to Approve Amendments to the 2009 Stock Incentive Plan

Our stockholders are being requested to approve the amendment and restatement of the 2009 Stock Incentive Plan (the “2009 Plan”) to (a) authorize 1,470,000 additional shares of common stock for issuance under the 2009 Plan, (b) establish a limit on the value of awards that may be granted to our non-employee directors in any calendar year, (c) extend the term of the 2009 Plan during which any awards may be granted until the tenth anniversary of the date of the Annual meeting, (d) comply with changes in applicable law, improve the Company’s corporate governance and implement best practices and (e) make other administrative and conforming changes. If the amendment and restatement is not approved by stockholders at the 2017 Annual Meeting, no new shares will be added and awards will continue to be granted under the 2009 Stock Incentive Plan as approved by stockholders at the 2014 Annual Meeting.

Our Board of Directors (“Board”) believes the continued ability to grant equity awards is an essential tool for the Company to attract and retain the high-caliber employees, officers and directors critical to the Company’s success. In order to have an appropriate supply of shares available for equity awards under the 2009 Plan to recruit, hire, and retain the talent necessary to achieve strong performance in the future, our Board believes the Company will need to reserve under the 2009 Plan the additional shares for which stockholder approval is being sought.

Material Changes to the 2009 Plan

The following summary highlights the proposed material changes to the 2009 Plan.

•	The cumulative number of shares reserved for issuance pursuant to awards has been increased by 1,470,000 shares to 11,370,000 shares.

•

The share counting provision has been revised so that all awards, whether options or full value awards, granted after the date of the Annual Meeting will reduce the number of shares remaining available for grant by one share. Similarly, each share subject to a forfeited award will be returned to the available share reserve as one share. The prior counting of each share subject to a full value award as 1.55 shares for purposes of that portion of the shares that remained available for grant prior to the 2014 amendment and restatement of the 2009 Plan will no longer apply.

•

A limit of $750,000 in grant date fair value has been introduced for awards that may be granted in any calendar year to each non-employee director, reduced by cash compensation for services paid to the non-employee director for that calendar year.

•	A term of ten years from the date of the Annual Meeting during which new awards may be granted under the 2009 Plan.

•	Future awards are now generally subject to a one-year minimum vesting requirement and the performance period applicable performance-based awards may not be less than 12 months.

•	The 2009 Plan now expressly prohibits payment of dividends or dividend equivalents on unvested awards.

•	A provision has been added allowing an option to be exercised through a “net exercise” arrangement.

•

The change in control provisions have been clarified to provide that performance-based awards may vest on an accelerated basis in connection with a change in control at a rate no higher than the greater of the actual amount earned or the target value that would be earned if 100% of the target level of performance had been attained for the entire performance period.

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Key Terms of the Plan at a Glance

The following is a summary of the key provisions of the 2009 Plan, as set forth and stated herein.

Plan Term:	The 2009 Plan, as amended, will become effective on the date the stockholders approve the 2009 Plan and will continue in effect until terminated by the Board.
Eligible Participants:

Employees, non-employee directors, and consultants of the Company and its subsidiaries and affiliates generally are eligible to receive each type of award offered under the 2009 Plan. Only employees of the Company or a subsidiary are eligible to receive “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (ISOs), under the 2009 Plan.

Shares Available for Awards:

11,370,000 shares of common stock over the term of the 2009 Plan, subject to adjustment in the event of certain changes in the capitalization of the Company. Each share subject to an award (whether an option or full value award) granted after the amendment and restatement of the 2009 Plan on April 20, 2017, will reduce the number of shares remaining available for grant by one share.

Plan Term:	The 2009 Plan, as amended, will have a fixed term of ten years from the date of the Annual Meeting for the grant of new awards.
Award Types	(1) Options (2) Restricted stock (3) Restricted stock units (4) Stock appreciation rights (5) Performance-based awards (4) Other share-based awards
Award Terms (Exercisability Period):

Options and Stock Appreciation Rights (SARs) have a term of no longer than 10 years

ISOs granted to 10% owners will have a term of no longer than five years.

All other awards have the terms set forth in the applicable award agreement and in the 2009 Plan.

ISO Limits:	No more than the maximum number of shares reserved for issuance may be issued upon the exercise of ISOs granted under the 2009 Plan.
162(m) Share Limits:

Section 162(m) of the Code requires, among other things, that the maximum number of shares awarded to an individual during a specified period must be approved by the stockholders in order for the awards granted under the 2009 Plan to be eligible for treatment as performance-based compensation that will not be subject to the $1,000,000 limitation on tax deductibility for compensation paid to certain specified senior executives. Accordingly, the 2009 Plan limits awards granted to an individual participant in any calendar year to:

(1) No more than 1,000,000 shares subject to any award;

(2) No more than $30,000,000 payable in cash with respect to any award.

(See “Proposal Six: To Re-approve Certain Material Terms of the 2009 Stock Incentive Plan for Purposes of Section 162(m).”

Non-Employee Director Award Limit:

The sum of the grant date fair value of all awards payable in our common stock and the maximum amount that may become payable pursuant to all cash-based awards that may be granted under the 2009 Plan to an independent director, together with other cash compensation for services as a director, during any calendar year will not exceed $750,000.

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Vesting:

The 2009 Plan mandates a minimum one-year vesting period for all future awards granted (other than cash-settled awards or substitute awards), except with respect to 5% of the number of shares available for grant as of the effective date of the amendment and restatement of the plan or in the event of the participant’s death or disability or in connection with a change in control.

Performance- based Awards:

Performance-based awards granted to certain specified senior executives under the 2009 Plan require achievement during a performance period of not less than 12 months of pre-established performance goals based on performance criteria selected by the Committee from among those authorized by the 2009 Plan.

Change in Control:	The 2009 Plan does not contain a “liberal” definition of “change in control” and therefore a merger or other change in control must actually be consummated.
Not Permitted:

(1) Repricing or reducing the exercise price of a share option or SAR below the per share exercise price as of the date of grant without stockholder approval.

(2) Canceling, surrendering or substituting any outstanding option or SAR in exchange for the grant of a new award with a lower exercise price or for a cash payment without stockholder approval.

(3) Adding shares back to the number of shares available for issuance when (i) shares covered by an award are tendered or withheld in payment of the purchase price or tax withholding for the exercise or settlement of an award, (ii) shares are not issued or delivered as a result of net settlement of an outstanding award, and (iii) shares are repurchased on the open market with the proceeds of the exercise of an option.

Dividends/Dividend Equivalents:	The 2009 Plan prohibits payment of dividends or dividend equivalents on any award that is not vested or that does not become vested in accordance with its terms.

Request for Additional Shares, Dilution and Overhang

The 2009 Plan is the Company’s only active employee equity plan (other than its Employee Stock Purchase Plan), and as of February 17, 2017, we had approximately 1,360,358 shares remaining for issuance under the 2009 Plan. As of February 17, 2017, there were 172,940 options outstanding under the 2009 Plan with a weighted average exercise price of $40.39 and a weighted average remaining term of 8.98 years, and 1,942,803 full value awards (i.e., awards other than options or stock appreciation rights) that were unvested and outstanding, including zero earned and 259,469 unearned shares subject to performance-based awards.

In determining the number of additional shares of common stock to allocate to the 2009 Plan, management analyzed various factors, including potential dilution, industry plan cost standards, historical grant practices and anticipated equity compensation needs, as well as information and guidelines from proxy advisory firms.

The potential dilution to current stockholders (or overhang) that could result from the future issuance of shares available under the 2009 Plan, in addition to shares subject to awards outstanding under the 2009 Plan, would be approximately 10.48%. This percentage is calculated on a fully-diluted basis, by dividing the total shares underlying outstanding equity awards 2,115,743 plus the shares available for future awards under the 2009 Plan, including the new shares requested 2,830,358 (together, the numerator) by the total shares of Company common stock outstanding as of February 17, 2017, 42,257,689, plus the number of shares in the numerator.

In reviewing our historical grant practices (including application of our prior share counting rules), we determined that we have issued approximately 7.96 million shares, net of cancellations, under the 2009 Plan between its inception and December 31, 2016, including approximately 2.86 million in the last three fiscal years. Excluding the effect of our prior share

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

counting rules (whereby every share subject to full value award was counted as 1.55 shares, as described below), we have issued 5.77 million shares and 2.47 million shares, respectively, during the aforementioned periods.

Based on these factors, the new shares requested for use under the 2009 Plan are expected to meet the Company’s equity grant needs for approximately four years. The shares reserved may, however, last for more or less than four years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and the Company’s share price.

Summary of the 2009 Plan

The following summary of certain material features of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, which is attached to this proxy statement as Appendix II.

Purpose of 2009 Plan

The purposes of the 2009 Plan are to attract and retain the best available personnel, to provide additional incentives to our employees, non-employee directors and consultants, and to promote the success of our business by linking the personal interests of the employees, non-employee directors and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders.

Shares Reserved for Issuance under 2009 Plan

As proposed, the total number of shares of our common stock that will have been cumulatively authorized and made available for issuance pursuant to awards granted under the 2009 Plan since its inception if the amendment and restatement is approved by our stockholders, is 11,370,000 shares, subject to adjustment in the event of specified capitalization events of the Company.

Effective as of the amendment and restatement of the 2009 Plan on April 20, 2017, all awards (whether options or full value awards) granted will reduce the remaining share pool by one share for every share subject to the award. Similarly, to the extent that an award granted under the 2009 Plan terminates, expires, lapses for any reason, or is settled in cash, each share subject to the award will again become available for the grant of an award for one share pursuant to the 2009 Plan. The Company’s previous practice of counting as 1.55 shares each one share subject to a full value award granted from the pool of shares remaining available for grant prior to the 2014 amendment and restatement of the 2009 Plan will be discontinued.

The following shares will be deducted from the gross number of shares available for future awards: (i) shares tendered by a participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation under an award and (ii) shares not issued or deliver as a result of the net settlement of an award. Shares repurchased by the Company on the open market with the proceeds of the exercise price from options will not be added to the number of shares available for future awards.

To the extent permitted by applicable law and/or applicable stock exchange rule, shares issued pursuant to substitute awards or from share pools assumed by the Company in connection with an acquisition will not be counted against shares available for grant under the 2009 Plan.

Award Limits for Code Section 162(m) Awards

To the extent awards are intended to qualify for the exception to Code Section 162(m)’s $1,000,000 limit on the deductibility of compensation paid to our chief executive officer and the three other highest compensated executive officers of our company (other than the chief financial officer), the maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year under the 2009 Plan is 1,000,000 shares, subject to adjustment in the event of specified capitalization events of our Company, and the maximum amount that may be paid in cash during any calendar year with respect to any award is $30,000,000.

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Awards

Under the 2009 Plan, the following awards may be granted: stock options (including “incentive stock options” within the meaning of Section 422 of the Code), stock appreciation rights, and awards of performance shares, performance stock units, restricted stock units, performance-based awards, and other awards (collectively, all such grants are referred to as “awards”).

Eligibility

Incentive stock options may be granted only to our employees and to employees of any of our subsidiaries. Awards other than incentive stock options may be granted to our non-employee directors and to employees of, and consultants to, the Company and any of its affiliates. As of February 17, 2017, seven non-employee directors, and approximately 1,280 employees would be eligible to participate in the 2009 Plan.

Non-Employee Director Award Limit

The sum of the grant date fair value (determined as of the grant date in accordance with applicable financial accounting standards) of all awards payable in our common stock and the maximum amount that may become payable pursuant to all cash-based awards that may be granted under the 2009 Plan to an individual as compensation for services as an independent director, together with cash compensation for services as a director paid to the individual, during any calendar year may not exceed $750,000.

Minimum Vesting Requirements

Except with respect to 5% of the number of available shares under the 2009 Plan as of April 20, 2017, the 2009 Plan mandates a minimum one-year vesting period for all future awards, other than substitute awards, awards that may be settled only in cash or awards subject to adjustment in the case of a capitalization event or change in control. The Committee continues to have discretion to accelerate the vesting of awards, provided that such acceleration does not cause an award subject to a one-year minimum vesting period to vest prior to one year from grant, other than upon a change in control or upon a participant’s death or disability.

Administration

The 2009 Plan provides that it will be administered by our Board, unless the Board elects to delegate administration responsibilities to a committee. (In this Proxy Statement, we will refer to the Board or the committee to which administration of the 2009 Plan has been delegated as the “Committee”). Unless otherwise determined by our Board, the 2009 Plan requires that any committee to which administration responsibilities are delegated must consist solely of two or more members of our Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” satisfying the requirements of Section 16 of the Securities Exchange Act of 1934, as amended and an “independent director” under the NASDAQ rules (or other principal securities market on which our common stock is traded). The Committee has the sole authority to grant awards and sole and exclusive discretion to interpret and administer the 2009 Plan. The Committee determines the eligible individuals who will receive grants and the precise terms of the grants (including accelerations or waivers of any restrictions, and the conditions under which such accelerated vesting or waivers occur, such as in connection with a participant’s death, subject to certain limitations in the case of performance-based awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code). The decisions of the Committee will be final and binding on all holders of awards. To the extent permitted by applicable law, our Board also may delegate to a committee of one or more members of our Board or one or more officers of our company the authority to grant or amend awards to participants other than employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, employees subject to Section 162(m) of the Code, or officers or directors of our company to whom authority to grant or amend awards has been delegated.

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Stock Options

The 2009 Plan authorizes the grant of incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, and non-qualified stock options, which do not satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the 2009 Plan may not be less than 100% (or higher in the case of certain incentive stock options) of the fair market value of a share of our common stock on the date of grant. While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing price of a share as quoted on the principal exchange on which the shares are listed for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. As of February 17, 2017, the fair market value of a share of our common stock was $72.05. However, for purposes other than for determining the exercise or grant price of an award, the Committee has the authority to use a different definition of fair market value. The Committee may not, absent the approval of the stockholders, reduce the exercise price of any outstanding options. Options granted under the 2009 Plan will vest at the rate specified by the Committee, subject to compliance with the minimum vesting requirements described above. No stock option will be exercisable more than 10 years after the date it is granted. Generally, upon termination of employment (other than by reason of death or disability), a participant will have a period of three months in which to exercise any incentive stock options that were vested as of the date of employment termination and any unvested options will be forfeited. Upon a termination of a participant’s employment due to death or disability, incentive stock options will generally expire one year after the date employment terminates.

The Committee determines the methods by which the exercise price of options is paid, including the following: in cash, in shares, or in other property that is acceptable to the Committee. An option may also be exercised through a broker-dealer sale and remittance procedure pursuant to which the participant effects a same-day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes. In addition, the Committee may provide financial assistance to a participant who wishes to exercise his or her outstanding options, provided that the participant is not an executive officer or member of the Board, by allowing the participant to deliver an interest-bearing promissory note in the amount of the exercise price and any associated withholding taxes. The Committee may also provide that an option may be exercised by a “net exercise” arrangement, under which the number of shares issuable upon exercise will be reduced by the largest whole number of shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding, if applicable).

Restricted Stock Awards

An award of restricted stock is a direct grant or sale of common stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the underlying shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter, subject to compliance with the minimum vesting requirements described above. Generally, any shares subject to restrictions are forfeited upon termination of employment, though such restrictions may be waived in whole or part by the Committee. The price, if any, that participants will pay for each share of restricted stock will be set by the Committee and will be paid in a form approved by the Committee, which may be cash, services rendered or to be rendered to our company or an affiliate of our company, or in another form of payment. No dividends will be paid on any restricted stock that has not vested, provided that the Committee may authorize the accrual of dividend equivalents on restricted stock payable upon vesting of the underlying shares.

Stock Appreciation Rights

Stock appreciation rights or “SARs,” typically provide for payments to the holder based upon increases in the price of our shares from the date the SAR was granted to the date that the right is exercised. The Committee may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. The grant price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. No SAR will be exercisable more than 10 years after the date it is granted. Upon termination of a participant’s employment (other than by reason of death or retirement), a SAR will generally be subject to the same conditions as apply to stock options.

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Other Awards

Performance Share Awards. Performance share awards are awards of shares that may be linked to any one or more of the performance criteria determined appropriate by the Committee, and that may be measured on a specified date or dates or over any period or periods (of not less than 12 months) determined by the Committee. If and when the performance shares vest (or such later date determined by the Committee and as set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share (or its value in cash) for each performance share that vests on such date and not previously forfeited.

Performance Stock Unit. Performance stock unit awards are awards denominated in unit equivalent of shares and/or units of value including dollar value of shares that may be linked to any one or more of the performance criteria determined appropriate by the Committee, and that may be measured on a specified date or dates or over any period or periods determined by the Committee. On the vesting date (or such later date determined by the Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each performance stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a performance stock unit may be made in cash (in an amount reflecting the fair market value of the shares that would have been issued) or any combination of cash and shares, as determined by the Committee, in its sole discretion. The Committee may authorize dividend equivalents to be accrued on outstanding performance stock units. Dividend equivalents are rights to accrue the equivalent value, in cash or shares, or a combination of both cash and shares, of dividends paid on shares that are subject to an award. If dividend equivalents are authorized to be accrued, they may be paid in either cash or shares or a combination of both cash and shares by such formula and at such time and subject to such limitations as determined by the Committee, provided that no dividend equivalents will be paid on any performance stock unit that is not vested or that does not become vested in accordance with its terms.

Restricted Stock Unit. Restricted stock units are denominated in unit equivalent of shares and are typically awarded to participants without payment of consideration. They are subject to vesting conditions based upon a schedule or performance criteria established by the Committee, subject to compliance with the minimum vesting requirements described above. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units have no voting rights until the vesting conditions are satisfied and shares are issued. Restricted stock units may be settled in shares, cash or a combination of both. On the vesting date (or such later date as determined by the Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a restricted stock unit may be made in cash (in an amount reflecting the fair market value of shares that would have been issued) or any combination of cash and shares, as determined by the Committee, in its sole discretion. The Committee may authorize dividend equivalents to be accrued on outstanding restricted stock units. If dividend equivalents are authorized to be accrued, they may be paid in either cash or shares or a combination of both cash and shares by such formula and at such time and subject to such limitations as determined by the Committee, provided that no dividend equivalents will be paid on any restricted stock unit that is not vested or that does not become vested in accordance with its terms.

Other Awards. The Committee is authorized under the 2009 Plan to make any other award that is not inconsistent with the provisions of the 2009 Plan and that by its terms involves or might involve the issuance of shares, or of a right vesting based on the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or the issuance of any other security with the value derived from the value of the shares.

Termination of Employment. An award of performance shares, performance stock units, restricted stock units or any other award may generally only be exercisable or payable while the participant is an employee, consultant or director, as applicable. However, the Committee may also provide that these awards may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of our company, or because of the participant’s retirement, death or disability.

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Performance-Based Awards to Covered Employees

Performance-based awards include awards other than options or SARs which comply with IRS requirements under Section 162(m) of the Code for performance-based compensation. The Committee may designate employees as “covered employees” (our chief executive officer and our three other highest compensated executive officers other than our chief financial officer) whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Committee may grant to such covered employees awards that are paid, vest or become exercisable upon the attainment of company performance goals which are related to one or more of the following performance criteria as applicable to us or any of our subsidiaries, divisions or operating units, or the performance of an individual, any of which performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index: earnings or net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added; sales or revenue; income; net income (either before or after taxes); operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; return on assets or net assets; return on stockholders’ equity; return on capital; stockholder returns; return on sales; gross or net profit margin; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings per share; price per share; market share; new products; customer penetration; technology and risk management.

At the time of grant, the Committee may specify one or more objectively determinable adjustments permitted under the 2009 Plan that may be made to one or more of the performance goals.

Transferability of Awards

Except as otherwise provided by the Committee, no award may be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee. The Committee by express provision in the award agreement may permit an award (other than an incentive stock option) to be transferred to certain persons or entities related to the participant, including, but not limited to, members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.

Changes in Control

The 2009 Plan contains a change in control provision, which may result in the accelerated vesting of outstanding awards. Except as may otherwise be provided in an agreement evidencing an award, in the event of a change in control of our Company, each award outstanding under the 2009 Plan will immediately vest only if the award is not converted, assumed or replaced by the successor corporation. In the case of performance-based awards, the extent of any such vesting acceleration in connection with a change in control may not exceed the greater of the amount that would be earned based on actual performance during the applicable performance period to the date of the change in control or based on the applicable target number or value that would be earned if 100% of the target level of performance had been attained for the entire performance period without regard to the change in control.

The Committee may also provide at any time that an award will automatically accelerate in connection with a change in control, regardless of whether it is assumed or not. In addition, where awards are assumed in connection with a change in control, the Committee may provide that they will automatically be accelerated upon an “involuntary termination” of the participant’s employment within a designated period not to exceed 18 months following the change in control.

A change in control is generally defined as:

•	the direct or indirect acquisition of more than 50% of the voting stock of our company;

•

if, during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors whose election was approved by a vote of at least a majority of the

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directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such body;

•

the consummation of (i) a merger, consolidation, reorganization or business combination in which our company is a party, (ii) a sale or other disposition of all or substantially all of our assets, or (iii) the acquisition of assets or stock of another entity (other than a transaction which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person owns 50% or more of the voting stock of the successor entity); or

•	a liquidation or dissolution of our company.

A transaction will not constitute a change in control if its purpose it to change the place of incorporation or form of organization of the ultimate parent entity where the persons that beneficially own the combined voting power of the Company immediately prior to the transaction beneficially own the combined voting power of the Company or the ultimate parent entity in the same proportions of their ownership after the transaction.

Adjustments Upon Changes in Capitalization

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of assets to our stockholders or any other change in capitalization affecting our shares other than certain equity restructurings identified in the 2009 Plan, the Committee will make adjustments it determines appropriate in the number and type of shares subject to the 2009 Plan, the terms and conditions of any award outstanding under the 2009 Plan, and the grant or exercise price of any such award. In the case of certain equity restructurings as specified in the 2009 Plan, the number and type of securities subject to each outstanding award and the grant or exercise price will be adjusted without any discretion on the part of the Committee.

Amendment and Termination of Plan

With the approval of our Board, at any time and from time to time, the Committee may terminate, amend or modify the 2009 Plan, except that the Committee may not, without prior stockholder approval, amend the 2009 Plan in any manner that would require stockholder approval to comply with any applicable laws, rules or regulations, including increasing the number of shares available under the 2009 Plan (other than any adjustment), or permitting the Committee to extend the exercise period for an option beyond 10 years from the date of grant. Except as may be required in the event the Committee determines an award may be subject to Section 409A of the Code or as may be required or desirable to comply with applicable law, no termination, amendment or modification of the 2009 Plan may adversely affect in any material way any award granted under the 2009 Plan without the consent of the participant.

Furthermore, absent approval of our stockholders, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and (except as permitted under Article 11 of the 2009 Plan dealing with certain capitalization adjustments and change in control), no option or SAR may be cancelled in exchange for cash or granted in connection with the cancellation, surrender or substitution of an option or SAR having a higher per share exercise price.

Clawback/Recovery

Awards are subject to recoupment under any “clawback” policy that the Company is required to adopt under stock exchange rules or as otherwise required by the Dodd-Frank Act or other applicable law. The Company may also impose other recoupment provisions as the Committee may determine are necessary or appropriate in view of applicable laws, governance requirements or best practices.

Plan Term

The 2009 Plan will continue in effect until terminated by our Board, but no awards may be granted under the 2009 Plan after the 10th anniversary of the effective date of the amendment and restatement of the 2009 Plan upon approval by our

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stockholders at the Annual Meeting. Any awards that are outstanding at the time the 2009 Plan terminates will remain in force according to the terms of the 2009 Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of transactions under the 2009 Plan based on current federal income tax laws. The 2009 Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to our company. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and we are entitled to a tax deduction in the same amount (subject to the restrictions on deductibility described under “Section 162(m) Limitation” below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.

Incentive Stock Options. The grant of an incentive stock option under the 2009 Plan will not result in any federal income tax consequences to the participant or to our company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of common stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the common stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the common stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option —i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Upon exercise of a SAR, the participant will recognize ordinary income (treated as compensation) in an amount equal to the cash received, and if the SAR is paid in common stock, the fair market value of any shares as of the date of exercise. We generally will be entitled to a business expense deduction in the same amount and at the same

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time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m) of the Code). If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a SAR.

Restricted Stock. In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions expire over the amount paid for the stock (if any). As the restrictions applicable to a grant of restricted stock expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant date), the participant will include the applicable portion of the shares that vests as ordinary income (treated as compensation). The participant’s basis in the common stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the common stock is held after the restrictions end). We generally will be entitled to a deduction equal to the fair market value of the common stock when it is included in the participant’s income.

If a Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted stock on the date of grant over the amount paid for the stock (if any) as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. We generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

If required, income tax must be withheld from the participant on the income recognized by the participant at the time of vesting of the restricted stock (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Restricted Stock Units. A participant will not recognize any income at the time a restricted stock unit is granted, nor will we be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Performance Awards. A participant will generally not recognize income at the time an award based on achievement of performance objectives is granted, nor will we be entitled to a deduction at that time. When payment on the performance award is made, the participant generally will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the award is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Dividend Equivalents. A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent is paid. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Tax Withholding. For any award, the Committee may elect to satisfy tax withholding requirements by having a reduced number of shares actually transferred to the participant under the 2009 Plan.

Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess

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PROPOSAL FIVE: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2009 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2009 Plan in such a manner that the Committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted under the 2009 Plan such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position. (See “Proposal Six: To Re-approve Certain Material Terms of the 2009 Stock Incentive Plan for Purposes of Section 162(m).”)

Section 409A. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the 2009 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2009 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Future Plan Benefits

All awards to employees, officer, directors and consultants under the 2009 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2009 Plan in the future are not determinable at this time.

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Past Grants under the 2009 Plan(1)

As of February 17, 2017, awards covering 7,518,584 shares of the common stock had been granted under the 2009 Plan. The following table shows information regarding the grants of those awards since the inception of the 2009 Plan among the persons and groups identified below.

Named Executive Officers:	PSU/ MSU Grants(2)	RSU Grants	Option Grants	Total
G. Tyson Tuttle Chief Executive Officer, President and Director	263,405	458,002	100,000	821,407
John C. Hollister Chief Financial Officer and Senior Vice President	65,067	99,552	—	164,619
Brandon Tolany Senior Vice President of Worldwide Sales	10,580	56,222	72,940	139,742
Sandeep P. Kumar Senior Vice President of Worldwide Operations	44,395	76,603	—	120,998
William G. Bock Former President and Director	40,889	128,879	—	169,768
Current Executive Officers as a Group	383,447	690,379	172,940	1,246,766
Current Non-Executive Directors as a Group	40,889	225,330	—	266,219
All current employees who are not executive officers, as a group	105,682	3,873,479	—	3,979,161

(1)

Information on the number of awards granted is presented without considering shares subject to forfeited awards and without application of the Company’s prior share counting rules, whereby grants of full value awards reduced the Prior Pool by 1.55 shares for every share subject to the award.

(2)

Reflects the target number of shares of common stock subject to the performance-based restricted stock unit agreement. The actual number of restricted stock units and shares that become issuable upon vesting will depend on the extent to which the performance goals are attained.

Required Vote

Approval of this Proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal, provided a quorum is present.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR approval of the amendments

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PROPOSAL SIX: TO RE-APPROVE MATERIAL TERMS OF THE 2009 STOCK INCENTIVE PLAN

Proposal Six: To Re-approve Certain Material Terms of the 2009 Stock Incentive Plan for Purposes of Section 162(m)

Background and Purpose of the Proposal

Our Board, subject to the approval of our stockholders, adopted amendments to the 2009 Plan, which would primarily increase the number of shares that may be issued under the 2009 Plan by one million, four hundred and seventy thousand (1,470,000) shares. The proposed amended 2009 Plan is attached as Appendix II.

In addition to approving the amendments to the 2009 Plan as set forth in Proposal Five, to preserve the Company’s ability to deduct for U.S. federal income tax purposes compensation that certain of our executive officers may recognize in connection with performance-based awards that may be granted in the future under the 2009 Plan, our stockholders are being asked to approve certain material terms of the 2009 Plan related to such awards.

Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly-held company other than the chief financial officer (our “covered employees”). Code Section 162(m), which applies to public companies, provides an exemption from this limit for “qualified performance-based compensation” payable under a plan satisfying certain requirements that has been approved by the public company’s stockholders. The 2009 Plan allows the Company to pay incentive compensation that is qualified performance-based compensation and therefore tax deductible on the Company’s U.S. federal income tax return.

The material terms of the performance awards under which compensation may be paid under the 2009 Plan include:

•	the eligibility requirements for participation in the 2009 Plan;

•	the performance criteria upon which performance goals may be based; and

•	the maximum amount of compensation that can be paid to any employee under the 2009 Plan.

Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements. If this Proposal Six is not approved, certain awards granted to our covered employees in future years may not be deductible to the extent they exceed $1,000,000, Therefore, we may be limited in our ability to grant awards that are both deductible and that meet our compensation objectives.

Maximum Amounts of Compensation

In any calendar year, the maximum number of shares with respect to one or more awards that may be granted to any one participant during the year under the 2009 Plan is 1,000,000 shares, subject to adjustment in the event of specified capitalization events of the Company, and the maximum amount that may be paid in cash during any calendar year with respect to any award is $30,000,000.

Eligibility

Our employees, consultants, the employees and consultants of our subsidiaries and affiliates, and our non-employee directors are eligible to receive awards under the 2009 Plan. Although Section 162(m) only limits the deductibility for compensation paid to a covered employee who is employed as of the end of the year, we may apply the performance goals described below to other senior officers in the event that any of them could be deemed to be a covered employee under the Section 162(m) regulations during the time they are paid the compensation related to the performance award.

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PROPOSAL SIX: TO RE-APPROVE MATERIAL TERMS OF THE 2009 STOCK INCENTIVE PLAN

Performance Criteria and Performance Awards

The Committee may use any measures of performance described below it deems appropriate in establishing performance goals and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease (but not increase) the amounts payable under any award based on such conditions. If an eligible person is or may be a covered employee, and the Committee determines that the contemplated award should be designated as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such award will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below (a “performance award”).

Performance goals set by the Committee may relate to one or more of the following objective performance criteria that the Committee determines is appropriate:

•	Earnings or net earnings (either before or after interest, taxes, depreciation and amortization)

•	Economic value-added

•	Sales or revenue

•	Income

•	Net income (either before or after taxes)

•	Operating earnings

•	Cash flow (including, but not limited to, operating cash flow and free cash flow)

•	Cash flow return on capital

•	Return on assets or net assets

•	Return on stockholders’ equity

•	Return on capital

•	Stockholder returns

•	Return on sales

•	Gross or net profit margin

•	Productivity

•	Expense

•	Margins

•	Operating efficiency

•	Customer satisfaction

•	Working capital

•	Earnings per share

•	Price per share

•	Market share

•	New products

•	Customer penetration

•	Technology and risk management

The Committee may grant to covered employees awards that are paid, vest or become exercisable upon the attainment of company performance goals which are related to one or more of the performance criteria set forth above as applicable to us or any of our subsidiaries, divisions or operating units, or the performance of an individual, any of which performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities index. Performance goals may be based on attainment of such target levels of one or more of the

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PROPOSAL SIX: TO RE-APPROVE MATERIAL TERMS OF THE 2009 STOCK INCENTIVE PLAN

performance criteria, over one or more periods of time (not less than twelve months), which may be of varying and overlapping durations, as determined by the Committee. In addition, at the time of grant, the Committee may specify one or more objectively determinable adjustments permitted under the 2009 Plan that may be made to one or more of the performance goals. For a detailed description of the remaining terms of the 2009 Plan, please see Proposal Five.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR approval of the material terms of the 2009 Stock Incentive Plan.

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Proposal Seven: Approve Amendments to the 2009 Employee Stock Purchase Plan

Background

Our stockholders are being requested to approve amendments to the 2009 Employee Stock Purchase Plan (the “ESPP”) to authorize 1,000,000 additional shares of common stock for issuance under the ESPP, to implement best practices, and to make other administrative and conforming changes.

Explanation

The ESPP encourages stock ownership by employees and aligns the interests of employees and stockholders. Our Board believes that the continued ability to offer this program is an important recruiting and retention tool for the Company to attract, motivate and retain the high-caliber employees and officers needed for our success.

The ESPP offers eligible employees the opportunity to acquire shares of our common stock through periodic payroll deductions that are applied toward the purchase of shares, at a discount from the current market price. The primary purpose of the ESPP is to provide employees with the opportunity to acquire an ownership stake in the Company.

As of February 17, 2017, we have approximately 0.4 million shares remaining for purchase under the ESPP of the 1,700,000 million shares authorized by stockholders. The Board is seeking stockholder approval to increase the number of shares available under the ESPP at the 2017 Annual General Meeting. The increase of 1,000,000 shares should provide sufficient shares to meet expected sales under the ESPP over the next four years, depending on the Company’s share price and enrollment in the ESPP.

Material Changes to the 2009 Employee Stock Purchase Plan

The following summary highlights the proposed material changes to the ESPP.

•	The number of shares reserved for purchase under the ESPP has been increased by 1,000,000 additional shares to 2,700,000 shares.

•

The definition of an eligible employee has been revised to provide the plan administrator with increased discretion to establish eligibility requirements to the extent permitted by Section 423(b) of the Internal Revenue Code.

Summary of the 2009 Employee Stock Purchase Plan

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this proxy statement as Appendix III and is incorporated herein by reference.

Purpose of 2009 Employee Stock Purchase Plan

The ESPP is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan.

The rights to purchase common stock granted under the ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code (i.e., the “423(b) Plan”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the terms and conditions of Section 423(b) of the Internal Revenue Code (i.e., the “Non-423(b) Plan”). The Company will retain the discretion to grant purchase rights under either the 423(b) Plan or the Non-423(b) Plan.

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Eligibility

Generally, any person who is employed by the Company or by a subsidiary of the Company that has been designated by the Board to participate in the ESPP is eligible to participate in the ESPP, provided that he or she is regularly expected to provide services for more than 20 hours per week and for more than 5 months per calendar year. For rights to purchase common stock granted under the Non-423(b) Plan or under a separate offering under the 423(b) Plan, employees working less than these prescribed amounts may also be eligible to participate in the ESPP, to the extent that eligibility is required under applicable local law. As of February 17, 2017, 1,086 employees would be eligible to participate in the ESPP.

The “plan administrator” (as defined below) may, prior to a Master Offering (as defined below), determine on a uniform and nondiscriminatory basis that the following employees will not be eligible to participate in the ESPP: (i) employees who have not completed at least two years of service since their hire date (or lesser period as determined by the plan administrator); (ii) employees who are highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code; or (iii) employees who are highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code with compensation above a certain level or are officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934. The plan administrator may also exclude employees from participation in the Non-423(b) Plan if participation of such employee(s) is not advisable or practicable. Additionally, the plan administrator may exclude employees who are residents of citizens of a jurisdiction other than the U.S., if participation of such employees is prohibited under local law or if complying with local law would cause the ESPP or an offering to violate Section 423 of Internal Revenue Code.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the ESPP if, immediately after such grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted purchase rights to buy more than $25,000 worth of common stock (such limit to be determined based on the fair market value of the common stock on the date the purchase rights are granted) under all of our employee stock purchase plans in any calendar year such rights are outstanding.

Stock Subject to Plan and Adjustments upon Changes in Stock

Upon approval by the stockholders of the amendments, an aggregate of 2,700,000 shares of common stock will be authorized and reserved for issuance under the ESPP.

Should any change be made to our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments will be made to the maximum number and class of securities issuable under the ESPP and purchasable on any one purchase date (both per participant and in the aggregate) and to the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits under the ESPP.

Administration

The ESPP will be administered by a committee appointed by our Board and consisting of two or more members of the Board (which will be referred to in this summary as “plan administrator”). The plan administrator may delegate its authority to one or more officers of the Company to the extent permitted by applicable law. The plan administrator so appointed will have authority to interpret the ESPP and, for purchase rights granted under the 423(b) Plan, to adopt such rules and regulations for administering the ESPP as it may deem necessary to comply with the requirements of Section 423 of the Internal Revenue Code. Under the Non-423(b) Plan, the plan administrator may also grant rights to purchase common stock that do not comply with the requirements set forth under Section 423 of the Internal Revenue Code, in which case, the grants will be designated as being under the Non-423(b) Plan at the time of grant.

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Offering Periods

The ESPP will be implemented by offering shares of common stock to eligible employees of the Company and its designated subsidiaries through a series of successive offering periods (i.e., “Master Offerings“), each of a duration that will not exceed 27 months. Unless the plan administrator determines before the commencement of an offering that a Master Offering will have a different duration, each Master Offering will be 24 months. The plan administrator also has the authority to establish additional or alternative sequential or overlapping Master Offerings, a different duration for one or more Master Offerings or different commencement dates for such Master Offerings with respect to future Master Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Master Offerings that is affected. Each Master Offering will be comprised of a series of one or more successive and/or overlapping purchase intervals (i.e., “Sub-Offerings”). Generally, unless otherwise provided by the plan administrator, Sub-Offerings will run from the last business day in April each year to the last business day in October of the same year and from the last business day in October each year to the last business day in April of the following year. Unless otherwise determined by the plan administrator, each offering will be treated as a separate offering for purposes of tax rules.

Payroll Deductions

Except as otherwise provided by the plan administrator, up to a maximum of 25% of a participant’s base salary, including overtime payments and shift premiums, may be contributed by payroll deductions toward the purchase price of the shares during each Sub-Offering within a Master Offering, or if payroll deductions are not permitted under applicable local law, such other method of contribution as specified by the plan administrator under the Non-423(b) Plan. A participant may reduce his or her rate of contribution one time during a Sub-Offering, and may increase the rate of contribution three business days (or such other period as is determined by the plan administrator) prior to the start of any new Sub-Offering within a Master Offering, in each case by completing an amended enrollment form (either through the Company’s online ESPP enrollment process or in paper form). All payroll deductions collected from a participant are credited to his or her account under the ESPP and deposited with our general funds, unless otherwise required under applicable local law.

Purchase Price

The purchase price per share at which shares of common stock are sold in a Master Offering under the ESPP cannot be less than 85% of the lower of (i) the fair market value of a share of common stock on the participant’s entry date into that Master Offering, or (ii) the fair market value per share on the purchase date (i.e., the last business date of the Sub-Offering). While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing selling price of a share as quoted on the exchange determined by the plan administrator as the primary market for the shares, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. As of February 17, 2017, the fair market value of a share was $72.05.

Purchase of Stock

Each purchase right will be automatically exercised on the applicable purchase date within the Master Offering, and shares of common stock will be purchased on behalf of each participant by applying the participant’s payroll deductions for the Sub-Offering ending on such purchase date to the purchase of whole shares at the purchase price in effect for that purchase date.

Except as otherwise provided by the plan administrator prior to the start of a Master Offering, the maximum number of shares purchasable per participant on any one purchase date will not exceed 400 shares, subject to periodic adjustments in the event of certain changes in our capitalization. The total shares purchased under the ESPP on any single purchase date shall not exceed 300,000 shares, except as otherwise provided by the plan administrator prior to the start of a Master Offering.

Any payroll deductions not applied to the purchase of shares of common stock on any purchase date because they are not sufficient to purchase a whole share may be held for the purchase of shares on the next purchase date or promptly

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

refunded, while payroll deductions not applied to the purchase of shares by reason of the limitation on the maximum number of shares purchasable on the purchase date or for any reason other than as described in the foregoing sentence will be promptly refunded.

Termination of Purchase Right

At any time prior to the third business day preceding the next scheduled purchase date (or such other period as may be determined by the plan administrator) (i.e., the “withdrawal cut-off date”), a participant may withdraw from participation in the ESPP by completing the appropriate form (either through the Company’s online ESPP enrollment process or in paper form), and by following any other procedures for withdrawing from the ESPP as may be established by the Company from time to time, and no further payroll deductions will be collected from the participant with respect to his or her purchase right. In connection with such withdrawal, the participant may elect whether payroll deductions collected during the Sub-Offering in which the withdrawal occurred will be refunded or held for the purchase of shares on the next purchase date, and in the absence of such an election, the purchase right will be terminated and the payroll deductions collected with respect to such purchase right will be refunded. The termination of the purchase right will be irrevocable for the respective Master Offering. If the participant’s withdrawal occurs after a withdrawal cut-off date and prior to the next scheduled purchase date, his or her payroll deductions will be held for the purchase of shares on such purchase date. A participant’s reduction of his or her rate of payroll deductions to zero percent will be treated as a withdrawal from the ESPP.

If the participant ceases to remain an eligible employee for any reason while his or her purchase right is outstanding, the participant’s purchase right will immediately terminate and the participant’s accumulated payroll deductions will be refunded. However, a participant on an approved unpaid leave of absence will have the right, until the date that is three business days prior to the end of the Sub-Offering in which such leave commenced (or such other period as may be established by the plan administrator), to either withdraw all the payroll deductions collected to date on his or her behalf for that Sub-Offering, or have such funds held for the purchase of shares of common stock on the next scheduled purchase date. Generally, a participant on an approved paid leave of absence may continue participating in the ESPP to the extent permitted by Section 423 of the Internal Revenue Code.

A participant’s employment relationship will be treated as continuing intact upon a transfer between locations of the Company or a subsidiary or upon a transfer of employment from the Company or a subsidiary participating in the 423(b) Plan to another subsidiary participating in the 423(b) Plan. The Company may establish rules to govern the transfers of employment between the Company or a subsidiary participating in the 423(b) Plan to a subsidiary in the Non-423(b) Plan.

Transferability

Rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution.

Change of Control

Each outstanding purchase right will automatically be exercised, prior to the effective date of any change of control, by applying the payroll deductions of each participant for the Sub-Offering in which such change of control occurs to the purchase of whole shares of common stock at the purchase price per share in effect for the participant on such purchase date.

A change of control is generally defined as:

•	the direct or indirect acquisition of more than 50% of the voting stock of our Company;

•

if, during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors whose election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such body;

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

•

the consummation of (i) a merger, consolidation, reorganization or business combination in which our Company is a party, (ii) a sale or other disposition of all or substantially all of our assets, or (iii) the acquisition of assets or stock of another entity (other than a transaction which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person owns 50% or more of the voting stock of the successor entity); or

•	a liquidation or dissolution of our Company.

A transaction will not constitute a change of control if its purpose is to change the place of incorporation or form of organization of the ultimate parent entity where the persons that beneficially own the combined voting power of the Company immediately prior to the transaction beneficially own the combined voting power of the Company or the ultimate parent entity in the same proportions of their ownership after the transaction.

Non-US Jurisdictions

The plan administrator may adopt rules, procedures or sub-plans relating to the operation and administration of the Non-423(b) component of the ESPP to accommodate the specific requirements of local laws and procedures.

Amendment and Termination of Plan

Our Board may amend, suspend or terminate the ESPP at any time, with such action generally to become effective immediately following the close of any Sub-Offering. To the extent stockholder approval is required to amend the ESPP, whether to comply with Section 423 of the Internal Revenue Code or any applicable law or stock exchange rule, the Company will obtain such stockholder approval accordingly.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult with their own professional tax advisors concerning tax aspects of rights under the ESPP. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

423(b) Plan. Rights to purchase shares granted under the 423(b) Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the Master Offering or, if later, the date the participant entered the Master Offering) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the stock as of the date the participant entered the Master Offering over the purchase price (determined as of the date the participant

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

entered the Master Offering) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Non-423(b) Plan. If the purchase right is granted under the Non-423(b) Plan, then the amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423(b) Plan.

Future Plan Benefits

Future benefits under the ESPP are not currently determinable, as they will depend on the actual purchase price of our shares of common stock in future Master Offering, the market value of our common stock on various future dates, the amount of contributions eligible employees elect to make under the ESPP and similar factors. However, our named executive officers shall be subject to the same purchase restrictions as all other participants.

Past Grants under the 2009 Employee Stock Purchase Plan

As of February 17, 2017, 1,252,774 shares of our common stock had been purchased under the ESPP since its inception. The following table shows information regarding the number of shares that have been purchased by the persons and groups identified below.

Named Executive Officers:	Aggregate Number of Shares Purchased
G. Tyson Tuttle Chief Executive Officer, President and Director	—
John C. Hollister Chief Financial Officer and Senior Vice President	1,800
Brandon Tolany Senior Vice President of Worldwide Sales	94
Sandeep P. Kumar Senior Vice President of Worldwide Operations	1,800
William G. Bock Former President and Director	—

Current Executive Officers as a group	3,694

Non-Executive Director Group	—

All current employees who are not executive officers, as a group	975,487

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PROPOSAL SEVEN: APPROVE AMENDMENTS TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Required Vote

Approval of this Proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal, provided a quorum is present.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR approval of the amendment to the 2009 Employee Stock Purchase Plan.

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OTHER MATTERS

Other Matters

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

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OWNERSHIP OF SECURITIES

Ownership of Securities

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 31, 2017 by (i) all persons who were beneficial owners of five percent or more of our common stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all then current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
G. Tyson Tuttle (3)	234,135	*
John C. Hollister (4)	37,602	*
Brandon Tolany (5)	29,845	*
Sandeep P. Kumar (6)	28,149	*
Navdeep S. Sooch (7)	484,749	1.16%
William G. Bock	51,224	*
Neil Kim	—	*
Jack R. Lazar	9,986	*
Nina Richardson	—	*
Sumit Sadana	2,948	*
William P. Wood (8)	84,928	*
Entities deemed to be affiliated with BlackRock, Inc. (9)	4,282,646	10.22%
Entities deemed to be affiliated with The Vanguard Group (10)	3,131,026	7.47%
Entities deemed to be affiliated with FMR LLC (11)	6,262,167	14.95%
All directors and executive officers as a group (11 persons) (12)	963,566	2.29%
Total Beneficial Ownership	14,639,405	34.82%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 400 West Cesar Chavez, Austin, Texas 78701.
(2)

Percentage of ownership is based on 41,890,791 shares of common stock outstanding on January 31, 2017. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 31, 2017 and shares of common stock subject to restricted stock units which will become vested within 60 days after January 31, 2017 are deemed outstanding for computing the percentage for the person or group holding such awards but are not deemed outstanding for computing the percentage for any other person or group.

(3)	Includes 25,000 shares issuable upon exercise of stock options vesting February 15, 2017 and 41,164 shares issuable upon the release of vested restricted stock units.
(4)	Includes 12,090 shares issuable upon the release of vested restricted stock units.
(5)	Includes 18,235 shares issuable upon exercise of stock options and 11,410 shares issuable upon the release of vested restricted stock units.
(6)	Includes 9,892 shares issuable upon the release of vested restricted stock units.
(7)	Includes 15,000 shares issuable upon exercise of stock options.
(8)	Includes 40,442 shares held in a limited partnership of which Mr. Wood is the sole general partner and 20,000 shares issuable upon exercise of stock options.
(9)

Pursuant to a Schedule 13G/A dated January 17, 2017 filed with the SEC, BlackRock, Inc. reported that as of December 31, 2016 it and certain related entities had sole voting power over 4,188,301 shares and dispositive power over 4,282,646 shares and that its address is 55 East 52nd Street, New York, New York 10055.

(10)

Pursuant to a Schedule 13G/A dated February 13, 2017 filed with the SEC, The Vanguard Group reported that as of December 31, 2016 it and certain related entities had sole voting power over 81,839 shares, sole dispositive power over 3,046,741 shares and shared dispositive power over 84,285 shares and that its address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(11)

Pursuant to a Schedule 13G/A dated February 14, 2017 filed with the SEC, FMR LLC reported that as of December 31, 2016 it and certain related entities had sole voting power over 1,427,500 shares and dispositive power over 6,262,167 shares and that its address is 245 Summer Street, Boston, Massachusetts 02210.

(12)	Includes an aggregate of 78,235 shares issuable upon exercise of stock options and an aggregate of 74,556 shares issuable upon the release of vested restricted stock units.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

On October 17, 2013, the Company appointed Alf-Egil Bogen to its Board of Directors. Mr. Bogen was chief marketing officer of Energy Micro, until it was acquired by the Company on July 1, 2013. Mr. Bogen was the beneficial owner of approximately 2% of the Energy Micro equity and accordingly (a) of the initial consideration of $107.4 million at closing, he received approximately $0.9 million, (b) received an additional approximately $0.4 million out of the $20.0 million holdback related to potential indemnification claims, (c) received approximately $0.1 million of the $6.3 million paid for the fiscal 2014 earn-out and (d) received approximately $0.3 million of the $16 million paid for the remaining earn-out which was settled in fiscal 2016. Mr. Bogen had invested approximately $0.8 million in Energy Micro prior to the acquisition. Mr. Bogen resigned from our Board of Directors on April 21, 2016.

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee Charter requires that the members of our Audit Committee, all of whom are independent directors, review and approve all related party transactions as described in Item 404 of Regulation S-K promulgated by the SEC. We have also adopted a written policy regarding the approval of all related party transactions. Under such policy, each of our directors and executive officers must notify the Corporate Secretary (who, in turn, will provide such information to the Audit Committee) of any proposed related party transactions. To assist with the identification of potential related party transactions, we solicit information through questionnaires in connection with the appointment of new directors and executive officers and on an annual basis with respect to existing directors and executive officers. The Chairman of the Audit Committee is delegated the authority to approve or ratify any related party transactions in which the aggregate amount involved is expected to be less than $1 million per year. All other proposed related party transactions are subject to approval or ratification by the Audit Committee except for certain categories of transactions that are deemed to be pre-approved by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee and the Chairman, if applicable, will take into account, among other factors deemed appropriate, whether the related party transaction is on terms no more favorable to the counterparty than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Code of Business Conduct and Ethics requires our executive officers and directors to disclose any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest. No executive officer may work, including as a consultant or a board member, simultaneously for us and any competitor, customer, supplier or business partner without the prior written approval of our Chief Financial Officer or legal department. Furthermore, executive officers are encouraged to avoid any direct or indirect business connections with our competitors, customers, suppliers or business partners.

Pursuant to our Corporate Governance Policy, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with their service as a director. Directors are expected to avoid any action, position or interest that conflicts with our interests, or gives the appearance of a conflict. In addition, directors should inform the Chairman of our Nominating and Corporate Governance Committee prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.

Director Independence

See the subsection entitled “Committees and Meetings” in the section of this Proxy Statement entitled “Proposal One: Election of Directors.”

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AUDIT COMMITTEE REPORT

Audit Committee Report

The following is the report of the Audit Committee with respect to the audit of the fiscal 2016 audited consolidated financial statements of Silicon Laboratories Inc. (the “Company”):

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal controls over financial reporting and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements in the Annual Report were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm, Ernst & Young LLP, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by applicable requirements for the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee reviewed non-audit services provided by its independent registered public accounting firm for the last fiscal year, and determined that those services are not incompatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of the representation of management and the reports of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Jack R. Lazar (Chairman)

Neil Kim

Sumit Sadana

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EXECUTIVE OFFICERS

Executive Officers

Set forth below is information regarding the executive officers of Silicon Labs as of January 31,2017.

Name	Age	Position
G. Tyson Tuttle	49	President, Chief Executive Officer and Director
John C. Hollister	47	Senior Vice President and Chief Financial Officer
Sandeep P. Kumar	52	Senior Vice President of Worldwide Operations
Brandon Tolany	43	Senior Vice President of Worldwide Sales

G. Tyson Tuttle has served as a Director and our Chief Executive Officer since April 2012. Upon Mr. Bock’s retirement in February 2016, he also became President. Mr. Tuttle served as our Chief Operating Officer and Senior Vice President from May 2011 to April 2012. From January 2010 to May 2011, Mr. Tuttle served as our Chief Technical Officer. From May 2005 to December 2009, he was our Vice President and General Manager of Broadcast products including the audio and video product families. Mr. Tuttle joined Silicon Labs in 1997 as a senior design engineer. From 1999 to 2005, Mr. Tuttle served in a variety of product management, marketing and business leadership positions. Previously, Mr. Tuttle held senior design engineering positions at Crystal Semiconductor/Cirrus Logic and Broadcom Corporation where he focused on high-speed mixed-signal circuit design for mass storage and Ethernet applications. Mr. Tuttle holds an M.S. in Electrical Engineering from UCLA and a B.S. in Electrical Engineering from Johns Hopkins University. Mr. Tuttle has been granted over 70 patents covering many fundamental semiconductor inventions including key aspects of wireless communications.

John C. Hollister has served Silicon Labs as our Chief Financial Officer and Senior Vice President since June 2013. Prior to this role, Mr. Hollister was our Vice President, Business Development since April 2012, and also served as our Chief Information Officer from November 2012 to June 2013. Mr. Hollister served as our Vice President, Manufacturing and Asia Operations from November 2009 to April 2012. From April 2007 to October 2009, he was Managing Director, Asia Operations. Mr. Hollister joined Silicon Labs in 2004 and held financial management positions until April 2007. Prior to joining Silicon Labs, Mr. Hollister’s experience included Vice President of Finance at Cicada Semiconductor as well as various finance positions at Cirrus Logic, Veritas DGC, 3-D Geophysical and PricewaterhouseCoopers LLP. Mr. Hollister is a Certified Public Accountant and has a master’s degree in Accounting and a bachelor’s degree in Business Administration from the University of Texas at Austin.

Sandeep P. Kumar has served as our Senior Vice President of Worldwide Operations since July 2013. He previously served as Vice President of Operations Engineering from September 2009 to July 2013. He joined Silicon Labs in July 2006 and is responsible for worldwide operations. His team includes the manufacturing teams, CAD organization, process engineering and package engineering, product and test engineering, quality assurance, failure analysis, as well as the prototype production and reliability test labs. Dr. Kumar’s group drives the company technology strategy and supplier choices. Prior to joining Silicon Labs, Dr. Kumar managed global test engineering teams and was responsible for worldwide product and test engineering for the storage business at Agere Systems, Lucent technologies and AT&T Bell Labs. Dr. Kumar has a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology in Bombay, a M.S. in Electrical Engineering from the University of Evansville in Indiana and a Ph.D. in Electrical Engineering from Lehigh University. He serves on the Electrical and Computer Engineering Department’s Industry Advisory Council for Southern Illinois University in Carbondale, IL.

Brandon Tolany has served as our Senior Vice President of Worldwide Sales since January 2016. Prior to joining Silicon Labs, Mr. Tolany served as Senior Vice President, Chief Sales and Marketing Officer at Freescale Semiconductor where he led global sales and marketing activities from 2013 to 2015. During his tenure at Freescale, Brandon progressed in a range of leadership positions including Vice President of Global Marketing for Microcontrollers and Director of Sales and Field Application Engineering for Freescale’s Americas West Region. Mr. Tolany started his career at Freescale in 2004 as a marketing manager for the i.MX applications processor product line. Prior to joining Freescale, Mr. Tolany was Director of Sales and Business Development for Luminent where he led global marketing efforts. He also served as a product manager at Mitsubishi Electric. Mr. Tolany holds a bachelor’s degree in Communications from the University of Texas at Austin.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the 2016 compensation program for our principal executive officer, principal financial officer, and three other most highly compensated executive officers of the Company. For 2016, these individuals were:

•	G. Tyson Tuttle, our Chief Executive Officer (our “CEO”).

•	John C. Hollister, our Senior Vice President and Chief Financial Officer (“CFO”).

•	Brandon Tolany, our Senior Vice President of Worldwide Sales(1)

•	Sandeep P. Kumar, our Senior Vice President of Worldwide Operations

•	William G. Bock, our former President(2)

(1)	Mr. Tolany joined Silicon Labs on January 4, 2016 as our Senior Vice President of Worldwide Sales.
(2)	Mr. Bock resigned as our President on February 16, 2016.

We refer to these executive officers collectively in this Proxy Statement as the “Named Executive Officers.”

Here, we describe the material elements of our compensation program for the Named Executive Officers during 2016 as administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). This analysis also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, with respect to Named Executive Officers. Finally, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2016, and discusses the key factors that the Compensation Committee considered in determining their compensation.

2016 Business Results

Fiscal 2016 revenue of $698 million grew eight percent from fiscal 2015, well above the industry trend. This was fueled by strong performance in the company’s Internet of Things (IoT) and Infrastructure products. The company continued to deliver strong gross margins, greater than 60% in 2016, which is reflective of the quality of the company’s products and served markets, as well as the benefit realized from the sale of certain patents in the second quarter. Overall, gross margins improved relative to 2015 on product mix. Revenue growth outpaced incremental R&D investments, primarily related to products, software and solutions to address the IoT market. Earnings per share grew faster than revenue, reflecting disciplined financial management and operating model leverage. Headcount increased by approximately 4% from 2015 due to organic hiring and an acquisition.

Silicon Labs’ cash flow from operations has been positive nearly every quarter since it went public in 2000. In fiscal 2016, the company delivered operating cash flows of $129 million. Strong cash generation enabled the company to repurchase approximately $41 million of its stock during the year and also acquire Micrium, the leading supplier of real-time-operating-system (RTOS) software for embedded computing. The company ended the year with $300 million in cash, cash equivalents and investments.

2016 Business Highlights

•

IoT products grew 20% year-on-year, representing 45% of total 2016 revenue, up from 41% in 2015. Leveraging its industry-leading portfolio of wireless protocols, Silicon Labs’ connected device products delivered the highest growth rates within IoT products in 2016.

•

Infrastructure grew 17%, exceeding expectations with solid performance from both timing and isolation products. During 2016, the company’s infrastructure products benefited from stronger demand for its clock and oscillator products in core networking and data center applications, as well as widespread adoption of its isolation products in industrial and automotive markets.

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•

Broadcast product revenues also exceeded expectations in 2016, declining only 2% for the year. Reductions in TV tuner ASPs drove a decline in Broadcast consumer product revenue, with some offset by market penetration with automotive radio products.

•	Access declined 21%, coming off an exceptionally strong 2015.

•	Worldwide distribution revenue was 68% of total revenue.

•	The company’s customer count increased approximately 10%, to more than 30,000.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our Named Executive Officers. For 2016, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:

•	Increased base salaries to bring them to the approximate median level of the market data (as adjusted to reflect the factors described under “Compensation-Setting Process” below).

•

Approved cash incentive award targets tied to our 2016 financial performance (such awards to our continuing Named Executive Officers ultimately paid out at 120.3% of target for Mssrs. Tuttle, Hollister and Kumar and at 113.4% of target for Mr. Tolany.

•

Approved long-term incentive compensation, in the form of a combination of Restricted Stock Units (“RSU”), Performance Shares (“PSU”), Market Stock Unit (“MSU”) and Non-Qualified Stock Options (“NSO”) awards to further align the incentives of the executives and stockholders, retain key employees, and reward performance.

•	Approved Change in Control Agreements for our Named Executive Officers to provide severance benefits in the case of an involuntary termination related to a change in control event.

Significant Corporate Governance Standards

We have endeavored to maintain high standards in our executive compensation and governance practices. The following policies remained in effect in 2016:

•	We do not provide excise tax gross-ups in the event of a change in control.

•	All change in control agreements contain double trigger (rather than single trigger) change in control provisions.

•	We have stock ownership guidelines for our CEO that require the holding of our equity with a value equal to a multiple of three times his base salary (following a phase-in period).

•	We have stock ownership requirements for our Board of Directors to require the holding of our equity with a value equal to three times their annual cash retainer (following a phase-in period).

•

We do not provide significant perquisites or other personal benefits to our executive officers. Other than an annual physical examination paid for by the Company, our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time employees.

•	We have operated with the roles of Chairman of the Board and Chief Executive Officer separated for several years. We also have a Lead Independent Director on our Board.

•	We do not offer retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers, other than the 401(k) plan offered to our other salaried full-time employees.

•	The compensation consultant engaged by the Compensation Committee does not provide any other services to the Company.

•

We conduct an annual review of our compensation programs for executive officers and other employees to assess the level of risk associated with those programs and the effectiveness of our policies and practices for monitoring and managing these risks.

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•

We have a recoupment (or clawback) policy to provide for recovery of incentive compensation from any executive officer whose fraud or willful misconduct results in a restatement of our financial results.

Compensation Philosophy

Our executive compensation program supports our long-term strategic and operational goals. It is intended to attract, motivate, and retain talented individuals to serve as our executive officers. The Compensation Committee designs the various components of our executive compensation program to be market competitive and support growth and profitability objectives while remaining aligned with our culture.

We hold our executives to high performance standards and our compensation plans for our CEO and other Named Executive Officers are designed to deliver competitive base pay and attractive incentive opportunities if performance is outstanding while delivering significantly lower actual compensation when performance is below our rigorous standards. To this end, a significant portion of target compensation for our executives is designed to be at-risk

In the case of our Market Share Unit (“MSU”) awards granted through 2016, we require significant levels of outperformance in terms of total shareholder return (or “TSR”) relative to the Philadelphia Semiconductor Index (“XSOX” or “Index”) for the MSUs to be earned at target levels. Our use of MSU began in 2012 and has consistently been part of our long-term incentive strategy. All MSU awards granted from 2014 through 2016 require that our TSR exceed the TSR of the XSOX by 25 points (i.e., if the XSOX delivers TSR of 20%, our TSR must be 45%) for the targeted number of shares to be earned. Furthermore, if we deliver TSR that matches that of the XSOX, MSU participants earn 61.5% of their target number of MSUs.

In 2016, we introduced Performance Share Units (“PSU”) to incentivize and reward operational focus on revenue growth. With a target at 10% revenue growth year over year, PSUs provide zero reward for 5% or less revenue growth and, conversely, pays 200% of target upon achieving 15% revenue growth. The revenue growth factor is prorated for revenue growth between 5% and 15% (i.e. if revenue growth is 9%, the revenue growth factor of 80% is applied to determine the PSU result). We believe these performance awards appropriately focus our executives on operational activities that drive sustained performance and growth.

The Compensation Committee opted to deliver Non-Qualified Stock Options (“NSO”) to Mssrs. Tuttle and Tolany in 2016. Mr. Tolany’s NSOs were an important component of his new hire offer when we selected him to lead our Worldwide Sales team. The Compensation Committee delivered a grant of NSOs to Mr. Tuttle to ensure retention after several years of exceptionally high MSU targets at Index +25 points yielded low returns.

This blended equity approach provides a strong alignment between pay-for-performance, operational results and retention of key executive talent. The design appropriately establishes a clear focus on total shareholder return (TSR) and year-over-year revenue growth. As such, our compensation program provides modest compensation when longer-term performance is below expectations. We believe that this approach optimally aligns the interests of management and our stockholders and results in the greatest emphasis on long-term stockholder value creation. For more information on the design of our equity programs and for awards granted in 2016, see “Long-term Incentives—Equity Awards” below.

Compensation-Setting Process

Role of Compensation Committee. The Compensation Committee is responsible for administering our executive compensation program, as well as determining and approving the compensation for our Named Executive Officers. The Compensation Committee regularly reports to our Board of Directors on its deliberations and actions.

The Compensation Committee uses a balanced approach to set the compensation of our executive officers, with each primary direct component of compensation (base salary, annual cash incentive awards, and long-term incentive compensation) designed to play a specific role in achieving this objective. The Compensation Committee determines the compensation of each executive officer with respect to each compensation component based, in part, on its own analysis of competitive market data and the recommendations of our CEO, both as described below.

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The Compensation Committee exercises its own judgment in making its compensation decisions and may accept or reject our CEO’s recommendations. In addition, the Compensation Committee receives input from its compensation consultant and meets in executive session (without our CEO present) prior to making its final determinations regarding compensation.

Differences in compensation among our executive officers are the result of the Compensation Committee’s exercise of its judgment, following its review of our CEO’s recommendations, its analysis of competitive market data and its consideration of overall Company performance, competitive pressures, business conditions, the value of current equity holdings and the potential financial impact of its compensation decisions. The key factors in the variance in compensation levels among our executive officers are differences in the competitive market data for each position and differences in each executive officer’s individual performance.

In determining the compensation of our CEO, the Compensation Committee consults with the other independent members of our Board of Directors, assesses our CEO’s individual performance, and considers competitive market data and the other factors described above.

For our Named Executive Officers, the Committee targets a market competitive range for base salaries and targets a range between 65th and 75th percentile in total direct compensation when our stringent performance targets are achieved. The factors described above provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor was determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

The Committee also noted that our stockholders approved our executive compensation practices pursuant to the advisory vote at our 2016 annual stockholders meeting, and the Committee believes that our compensation practices are at least as favorable to the Company as those that were previously approved.

Role of Management. In carrying out its responsibilities, the Compensation Committee works with members of our management, including our CEO. Typically, our management assists the Compensation Committee by providing information on Company performance and its perspective on compensation matters. Our CEO generally attends Compensation Committee meetings (except with respect to discussions involving his own compensation).

Typically, our CEO formulates recommendations regarding our executive officers’ compensation (except for his own compensation) for the Compensation Committee. These recommendations are based on a review of the competitive market data developed by the Compensation Consultant, his performance evaluation of each executive officer and other considerations, including competitive pressures, business conditions, the value of current equity holdings, each individual’s tenure, compensation history, prior experience, distinctive value to the Company, variances in job responsibilities relative to similarly titled executives at other companies, the appropriate mix of compensation components, the Company’s overall performance and the potential financial impact (including dilution and compensation cost) associated with their compensation. Our CEO does not use a specific formula to weight these various factors.

Our CEO conducts this assessment with the assistance of our Chief People Officer. Our CEO then makes formal recommendations to the Compensation Committee regarding adjustments to base salary, annual cash incentive award opportunities and equity awards for our executives (except with respect to his own compensation). Our CEO also recommends performance measures and related target levels for annual cash incentive awards and equity awards (except with respect to his own compensation).

While the Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to compensation-related matters, the Compensation Committee only uses these recommendations and proposals as one factor in making its own compensation decisions for our executive officers.

Role of Compensation Consultant. The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with the administration of our executive compensation programs.

The Compensation Committee retained Compensia, Inc., a national compensation consulting firm providing executive compensation advisory services (“Compensia”), to provide competitive market data and analysis regarding material elements

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of compensation, including base salary, cash incentives and equity incentives. Compensia served at the discretion of the Compensation Committee. Compensia did not provide any other services to the Company in 2015.

With the approval of the Compensation Committee, Compensia also provides our CEO and our Chief People Officer with market data regarding compensation for our executive officers so that our CEO’s compensation recommendations to the Compensation Committee are consistent with our compensation philosophy.

Competitive Positioning. The Compensation Committee believes it is in the best interests of our stockholders to ensure that our executive compensation is competitive with that of other companies of similar size and complexity. At the end of 2015, the Compensation Committee directed Compensia to use data gathered from the 2015 Radford Executive Compensation Survey and publicly-available information from the following companies to identify and analyze the competitive market for executive compensation:

Atmel Corporation	InvenSense
Cavium Inc.	Lattice Semiconductor Corp.
Cirrus Logic	Microsemi Corporation
Cree	Monolithic Power Systems Inc.
Cypress Semiconductor Corporation	PMC-Sierra Inc.
Diodes Incorporated	Power Integrations Inc.
Integrated Device Technology, Inc.	Semtech Corporation
Intersil Corporation	Synaptics Incorporated

Compensation Elements

The primary direct components of our executive compensation program are base salary, annual cash incentive awards and equity awards. The Compensation Committee does not use a prescribed formula for allocating compensation between annual and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Base Salary. The 2016 base salaries are set forth in the following table:

Named Executive Officer	2015 Base Salary ($) (1)	Percentage Increase	2016 Base Salary ($)
G. Tyson Tuttle	575,000	4.35%	600,000
John C. Hollister	340,000	5.88%	360,000
Brandon Tolany	—	N/A	375,000
Sandeep P. Kumar	330,000	3.03%	340,000
William G. Bock(2)	390,000	0.0%	390,000

(1)	The actual base salaries paid to the Named Executive Officers during 2016 are set forth in the Summary Compensation Table below.
(2)	Mr. Bock’s employment with Silicon Labs ended on February 16, 2016.

Annual Cash Incentive Awards. Each year, the Compensation Committee adopts a bonus plan (the “Bonus Plan”) to reward exceptional performance and align the financial incentives of our Named Executive Officers with our short-term operating plan and long-term strategic objectives and the interests of our stockholders. The Compensation Committee approves the design, structure, and performance objectives, as well as each objective’s relative weighting, under the Bonus Plan. The Compensation Committee designs the Bonus Plan to pay each Named Executive Officer up to 150% of his target annual cash incentive award opportunity for outstanding performance. Consistent with our “pay-for-performance” philosophy, however, no payment is guaranteed if an executive officer fails to meet the minimum established performance objectives for his award opportunity under the Bonus Plan.

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Typically, the Compensation Committee establishes one or more corporate financial metrics tied to our annual operating plan as the principal measures for determining each executive officer’s annual cash incentive award. For 2016, consistent with our business strategy, the Compensation Committee established adjusted revenue and adjusted operating income as a percentage of adjusted revenue as the principal corporate financial metrics. For this purpose, “adjusted revenue” and “adjusted operating income” mean revenue and operating income (as a percentage of adjusted revenue) as determined under generally accepted accounting principles modified for intangible asset amortization, acquisition-related items, termination costs and impairments. These adjusted measures more clearly highlight the results of core ongoing operations. For purposes of cash incentive awards, the Compensation Committee reserves the authority to determine whether to exclude any item when making adjustments from the corresponding GAAP metric. To reflect their functional roles and responsibilities, the Compensation Committee established corporate financial metrics as set forth in the table below for the purpose of determining the annual cash incentive awards for the Named Executive Officers. With respect to each of these corporate financial metrics, the percentage payout was determined using a sliding scale based on actual performance, with no minimum payout and a maximum payout of 150% of the executive’s target annual cash incentive award opportunity for above-target performance. The plan scale allowed for 120% payout at 100% of plan target. For the adjusted revenue component, there was a decreasing scale to 10% at 90% of plan target, no payment below 90% of target and a maximum payout of 150% at 104% of target. For the adjusted operating income component, there was a decreasing scale to 10% at 80% of plan target, no payment below 80% of target and a maximum payout of 150% at 108% of target.

For 2016, the target annual cash incentive award opportunities and the relative weighting of the corporate financial metrics in their capacities as Named Executive Officers were as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity (as a Percentage of Base Salary) (%)	Performance Metrics	Weighting %
G. Tyson Tuttle	125	Adjusted Revenue	50
		Adjusted Operating Income %	50
John C. Hollister	85	Adjusted Revenue	50
		Adjusted Operating Income %	50
Brandon Tolany	100	Adjusted Revenue	100
Sandeep P. Kumar	75	Adjusted Revenue	50
		Adjusted Operating Income %	50
William G. Bock	N/A	N/A	N/A

Award Decisions and Analysis. To ensure a direct correlation between our short-term performance and our actual business results, the Compensation Committee makes quarterly payments to our Named Executive Officers under the Bonus Plan. Each fiscal quarter, bonus payments are made to the extent we have achieved our pre-established corporate financial metrics.

Our Board of Directors and the Compensation Committee may exercise discretion either to make payments absent attainment of the relevant performance metric target levels or to reduce or increase the size of any award payment. Neither the Board of Directors nor the Compensation Committee exercised such discretion in 2016.

For each of the Named Executive Officers, the portion of his target annual cash incentive award opportunity that was attributable to these corporate financial metrics was allocated over the four fiscal quarters of 2016 in proportion to the amount of revenue that we estimated we would generate in each such quarter as reflected in our 2016 annual operating plan approved by our Board of Directors. Our Board of Directors established quarterly target levels with respect to the annual operating plan for each of the corporate financial metrics. We set these target levels to be very challenging this year and, as a result, set a higher incentive for achieving the plan.

Appendix I provides a reconciliation of GAAP and non-GAAP executive compensation financial measures and shows the corporate financial metric targets and actual performance against those targets for 2016.

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The resulting payments to the continuing Named Executive Officers were as follows:

Named Executive Officer	Target Bonus as a Percent of Base Salary (%)	Actual Bonus as a Percent of Base Salary (%)
G. Tyson Tuttle	125%	150%
John C. Hollister	85%	102%
Brandon Tolany	100%	113%
Sandeep P. Kumar	75%	90%
William G. Bock	N/A	N/A

The cash incentive awards paid to the Named Executive Officers during 2016 are set forth in the Summary Compensation Table below.

Long-Term Incentive Equity Awards. The Compensation Committee uses long-term incentive compensation, typically in the form of equity awards, for our Named Executive Officers, to retain talent, to align their interests with the interests of our stockholders and to provide incentives that we believe encourage behaviors that will maximize stockholder value. For 2016, the Compensation Committee approved the use of a mix of RSUs, MSUs, PSUs and NSOs.

MSU Awards. Since 2011 we have awarded MSUs that compare our TSR against the XSOX. For MSU awards granted from 2014 through 2016, a payment equal to the target number of units can only be earned if our TSR exceeds the TSR results of the Index by 25 points. Where our TSR is either greater or lower than the Index results, payment is scaled 1.54 to 1, as shown below:

SLAB TSR% minus Index TSR%	Payout % of Target MSUs	Comment
90+	200.0%	To earn the maximum award, SLAB TSR must exceed Index TSR by 90 points
70	169.3%
50	138.5%
30	107.7%
25	100.0%	To earn the target MSU award, SLAB TSR must exceed index TSR by 25 points
20	92.3%
10	76.9%
0	61.5%	If SLAB TSR matches the Index TSR, MSUs are earned at 61.5% of Target
-20	30.8%
-30	15.4%
-40 or worse	0.0%	If SLAB TSR is more than 40 points below the Index TSR no MSUs are earned

Our MSUs granted in 2014 through 2016 included the following features:

Cap on MSU payouts if TSR is negative. Our Compensation Committee included a cap on MSU payouts such that in the event our TSR is negative, the maximum payout under the MSUs would be 100% of the target award (regardless of the amount of TSR outperformance relative to the XSOX). This feature was added to reflect leading best practices in program design and to further strengthen the program from a pay-for-performance and shareholder alignment perspective.

One-and two-year measurement points. In order to further promote sustained performance and to support multi-year retention, our awards provide an opportunity for our executives to “bank” up to one-third of their target award based on relative TSR performance after one- and two-years. The remaining one-third of the target award opportunity and all potential upside opportunity remains reserved for the three-year measurement period. All shares earned or banked are

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settled at the end of the three-year period to maximize the retentive value of the awards. Pursuant to the payment scale above, in order for the target number of shares to be “banked” for one- or two- year performance, our TSR must exceed that of the XSOX by 25 points or more in the applicable performance period.

PSU Awards. The Compensation Committee began granting PSUs in 2016 to align our executive’s incentives with our revenue growth expectations. The PSUs measure revenue during a single fiscal year relative to revenue for the preceding fiscal year. The number of eligible PSUs is a product of the (a) target number of units and (b) the revenue growth factor. The revenue growth factor is scaled on a performance matrix where 5% or less revenue growth results in zero units, 15% or greater revenue growth results in 200% of the target units, and with straight line scaling between 5% and 15% revenue growth. Accordingly, less than 10% revenue growth results in below target units. The eligible PSUs vest after three years of service following the date of grant.

RSU Awards. The RSUs awarded in 2016 provide a retention incentive and align the interests of our executive officers with those of our stockholders. These RSUs generally vest as to the underlying shares of common stock in three annual installments on each anniversary of the date of grant.

NSO Awards. 2016 stock option awards were a key to attracting and retaining our senior-most executives and align interests with not only growth of the company, but also delivery of market performance. These stock options vest in four annual installments on the anniversary date of the grant.

The Named Executive Officers were granted the following MSU, PSU, RSU and NSO awards during 2016:

	Performance Awards Nominal Number of Shares (#)			RSU Awards		Stock Option Awards (NSO)
Named Executive Officer			Grant Date Fair Value ($)	Number of Shares (#)	Grant Date Fair Value ($)	Nominal Number of Shares (#)	Grant Date Fair Value ($)
G. Tyson Tuttle	47,520	(1)	1,531,570	47,519	1,800,020	100,000	1,178,000
John C. Hollister	15,840	(2)	510,523	29,040	1,100,035	—	—
Brandon Tolany	—		—	45,642	2,000,032	72,940	1,000,007
Sandeep P. Kumar	11,220	(3)	361,621	15,180	575,018	—	—
William G. Bock	—		—	—	—	—	—

(1)	Includes 23,760 shares of MSUs and 23,760 shares of PSUs.
(2)	Includes 7,920 shares of MSUs and 7,920 shares of PSUs.
(3)	Includes 5,610 shares of MSUs and 5,610 shares of PSUs.

Additional Equity Grants. On January 4, 2016, Mr. Brandon Tolany joined the Company as our Senior Vice President of Worldwide Sales. Mr. Tolany was the only Named Executive Officer hired in 2016. Mr. Tolany’s compensation package was reviewed and approved by the Compensation Committee. It included his base salary of $375,000, a bonus target of 100%, a RSU grant of 45,642 units and a grant of 72,940 NSO awards.

We entered into a transition agreement with Mr. William Bock in February 2016 as he retired from full time employment and transitioned onto the Board of Directors. As part of this transition agreement, the company accelerated 24,725 RSUs for Mr. Bock and issued 7,851 shares of common stock to compensate Mr. Bock for MSU awards forfeited during his transition to the Board of Directors.

Actual Performance of Plan-Based Awards. The following table contains information concerning PSU and MSU award performance in fiscal year 2016. For shares earned and unearned, see table Outstanding Equity Awards at Fiscal 2016 Year-End.

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Performance – MSU Grants awarded to NEOs* from FY14 to FY16

*NEOs with outstanding MSU grants include G. Tyson Tuttle, John Hollister and Sandeep Kumar.

					TSR During Performance Period
Year of Grant	Performance Period	Status	Target TSR	SLAB	XSOX	Payment %
FY 14	1-Year	Complete	Index + 25 Points	8.50%	30.30%	28.00%
FY 14	2-Year	Complete	Index + 25 Points	21.60%	35.70%	39.90%
FY 14	3-Year	Complete	Index + 25 Points	53.90%	78.90%	23.00%
FY 15	1-Year	Complete	Index + 25 Points	11.80%	4.00%	73.50%
FY 15	2-Year	Complete	Index + 25 Points	41.60%	37.20%	68.20%
FY 15	3-Year	In Progress	Index + 25 Points	41.60%	37.20%	68.20%
FY 16	1-Year	Complete	Index + 25 Points	26.30%	31.80%	53.10%
FY 16	2-Year	In Progress	Index + 25 Points	26.30%	31.80%	53.10%
FY 16	3-Year	In Progress	Index + 25 Points	26.30%	31.80%	53.10%

Performance – PSU Grants awarded to NEOs in FY16

NEOs with outstanding PSU grants include G. Tyson Tuttle, John Hollister and Sandeep Kumar.

Performance Shares (PSU)
Year of Grant	Performance Period	Status	Revenue Growth	Payment %
2016	1-Year	Complete	8.19%	63%

Post-Employment Compensation

The equity awards granted to our Named Executive Officers under the Company’s 2009 Stock Incentive Plan, as amended and restated on April 15, 2014, and Change in Control Agreements approved by the Board on October 20, 2016 provide for accelerated vesting of any unvested shares in the event that 1) such equity awards are not assumed or replaced by the acquiring entity in connection with a change in control of the Company or 2) the Named Executive Officer is demoted, relocated, or terminated other than for misconduct within the period beginning upon the earlier of our execution of a definitive agreement that results in a change in control or 90 days prior to a change in control and ending 18 months following the change in control transaction. We have provided for this treatment based on our belief that such treatment ensures that the executive officers remain focused on their responsibilities in the event of a potential transaction that will result in a significant benefit to our stockholders. Additionally, the Change in Control Agreements provide twelve months of base salary, target bonus and twelve months of COBRA should said events take place. The terms and conditions of these change in control provisions are provided at a level that the Compensation Committee believes to be comparable to those of companies of similar size in our industry sector.

Welfare, Retirement, and Other Benefits

Welfare Benefits. The Company maintains an array of benefit programs to meet the health care and welfare needs of our employees, including medical and prescription drug coverage, dental and vision programs, medical and dependent care flexible spending accounts, short-term disability insurance, long-term disability insurance, accidental death and dismemberment insurance, and group life insurance, as well as customary vacation, paid holiday, leave of absence and other similar policies. Our executive officers, including the Named Executive Officers, participate in these benefit programs on the same general terms as all of our salaried employees.

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Retirement Benefits. The Company has established a tax-qualified Section 401(k) retirement savings plan for our employees. Our executive officers, including the Named Executive Officers, are eligible to participate in this plan on the same general terms available to all of our full-time employees. Currently, plan participants are provided with matching contributions that are subject to time-based vesting conditions. It is intended that this plan qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Our executive officers, including the Named Executive Officers, do not receive any retirement benefits beyond those generally available to our full-time employees.

Perquisites and Other Personal Benefits. In addition to the general welfare benefits described above, the Compensation Committee has determined that we provide our executive officers, including the Named Executive Officers, with an annual physical examination beyond the benefit provided under our standard health care plans.

The Compensation Committee does not view perquisites or other personal benefits as a significant component of our executive compensation program and, except as described in the preceding paragraph, did not provide any perquisites or other personal benefits to our executive officers during 2016.

Income Tax and Accounting Considerations

Deductibility of Executive Compensation. In determining which elements of compensation are to be paid, and how they are weighted, the Compensation Committee takes into account the implications of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Generally, Section 162(m) prohibits us from taking a federal income tax deduction for remuneration in excess of $1 million paid to our CEO and each of the other three most highly-compensated executive officers (not including the CFO) of the Company in a taxable year. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

The Compensation Committee’s policy is to qualify, to the extent practicable, the compensation of our executive officers for deductibility under applicable tax laws. The Compensation Committee believes that its primary responsibility is to provide a compensation program to meet our stated business objectives, however, and, thus, reserves the right to pay compensation that is not tax-deductible if it determines that such a payment is in the best interests of the Company and our stockholders.

Accounting Treatment of Executive Compensation. The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), formerly known as SFAS 123(R), for our stock-based awards. ASC Topic 718 requires companies to measure the compensation cost for all stock-based awards made to employees (including our executive officers) and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an executive officer is required to render service in exchange for his or her award.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report on Executive Compensation

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis within the Executive Compensation section of this Proxy Statement with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align Silicon Labs’ performance and the interests of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term. Accordingly, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included as part of this Proxy filing.

Submitted by the Compensation Committee of the Board of Directors:

Sumit Sadana (Chairman)

William P. Wood

Nina Richardson

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COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation

The following table provides compensation information for our Named Executive Officers for fiscal 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
G. Tyson Tuttle President, Chief Executive Officer and Director	2016	596,154	—	3,331,590	1,178,000	902,406	5,660		6,013,810
	2015	567,308	—	3,510,432	—	472,603	5,660		4,556,003
	2014	513,462	—	3,757,828	—	646,203	5,672		4,923,165
John C. Hollister(4) Chief Financial Officer and Senior Vice President	2016	356,923	—	1,610,558	—	368,182	5,660		2,341,323
	2015	337,692	—	988,910	—	167,671	5,657		1,499,930
	2014	321,154	—	954,703	—	240,018	50,641	(4)	1,566,516
Brandon Tolany(5) Senior Vice President of Worldwide Sales	2016	367,789	—	2,000,032	1,000,007	—	5,660		3,373,488
	2015	—	—	—	—	—	—		—
	2014	—	—	—	—	—	—		—
Sandeep P. Kumar(6) Senior Vice President of Worldwide Operations	2016	338,462	—	936,639	—	425,376	5,660		1,706,137
	2015	371,539	—	988,910	—	162,740	5,644		1,528,833
	2014	—	—	—	—	—	—		—
William G. Bock(7) Former President and Director	2016	55,500	—	—	—	—	973,497	(8)	1,028,997
	2015	387,692	—	988,910	—	256,438	660		1,633,700
	2014	375,000	—	899,802	—	369,259	672		1,644,733

(1)

Amounts shown do not reflect compensation actually received by the Named Executive Officer, but represent the grant date fair value as determined pursuant to ASC Topic 718 (disregarding any estimate of forfeitures). The assumptions underlying the calculation under ASC Topic 718 are discussed under Note 12, Stock-Based Compensation, in our Form 10-K for the fiscal year ended December 31, 2016.

(2)

Represents amounts earned under the 2016 Bonus Plan for services rendered in fiscal 2016, 2015 Bonus Plan for services rendered in fiscal 2015 and the 2014 Bonus Plan for services rendered in fiscal 2014.

(3)	Consists of Company-paid life insurance premiums and employer matching contributions into the Company’s 401(k) Plan, unless noted otherwise.
(4)

On January 1, 2015, the Company transitioned Mr. Hollister to a new flexible vacation policy applicable to all employees at or above the Director level. As part of the transition, the company made a one-time payment to Mr. Hollister for his accrued but unused vacation balance as of December 31, 2014. The number reported in this column includes $44,994 related to Mr. Hollister’s vacation payout, $5,000 in 401(k) match and $647 in Company-paid life insurance premiums.

(5)	Mr. Tolany became an executive officer on January 4, 2016.
(6)	Mr. Kumar became an executive officer on January 4, 2015.
(7)

Mr. Bock served as Interim CFO from February 22, 2013 through June 29, 2013. From June 30, 2013 through February 16, 2016, Mr. Bock served as President. Additionally, Mr. Bock has served as a Director since July 2011. Mr. Bock did not receive any compensation for his services as a Director while serving as an employee

(8)

Consists of (i) the acceleration of vesting of 24,725 RSUs with a value of $656,128, (ii) the issuance of 7,851 shares of common stock with a value of $309,565, (iii) certain rights related to the payment of COBRA insurance premiums with a value of $7,694, each in connection with a transition agreement entered into with Mr. Bock in February 2016 in connection with his retirement from full time employment and (iv) $110 in Company-paid life insurance premiums.

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COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table contains information concerning all equity and non-equity plan-based awards granted during fiscal 2016 to our Named Executive Officers. All equity plan-based awards were granted under our 2009 Stock Incentive Plan, as amended and restated on April 15, 2014, and all non-equity plan-based awards were granted under our 2016 Bonus Plan.

Grants of Plan-based Awards Table for Fiscal 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (#)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
		Thres- hold	Target	Maximum	Thres- hold	Target	Maximum
G. Tyson Tuttle	2/15/2016		750,000	1,125,000	—	47,520	95,040	47,519	100,000	$37.88	4,509,590
John C. Hollister	2/15/2016		306,000	459,000	—	15,840	31,680	29,040	—	—	1,610,558
Brandon Tolany	1/28/2016		—	—	—	—	—	45,642	72,940	$43.82	3,000,039
	2/15/2016		375,000	562,500	—	—	—	—	—	—	—
Sandeep P. Kumar	2/15/2016		255,000	382,500	—	11,220	22,440	15,180	—	—	936,639
William G. Bock(5)	2/15/2016		—	—	—	—	—	—	—	—	—

(1)

Amounts shown represent amounts that were available under the 2016 Bonus Plan. Actual bonuses received under the 2016 Bonus Plan by the executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents MSUs and PSUs.
(3)	Represents RSUs.
(4)

Includes grant date fair value of Options, MSUs, PSUs and RSUs. A discussion of the assumptions underlying the calculation under ASC Topic 718 are discussed under Note 12, Stock-Based Compensation in our Form 10-K for the fiscal year ended December 31,2016.

(5)	See footnote 8 to the Summary Compensation Table of the Executive Compensation section of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table shows all holdings of unexercised stock options and unvested RSU, MSU and PSU awards for each of our Named Executive Officers as of December 31, 2016.

Outstanding Equity Awards at Fiscal 2016 Year-End Table

	Option Awards					Stock Awards
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards:
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date				Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
G. Tyson Tuttle	—	100,000	(1)	37.88	2/15/2026	84,856	(2)	5,515,640	114,077	(3)	7,415,005
John C. Hollister	—	—		—	—	39,234	(4)	2,550,210	33,641	(5)	2,186,665
Brandon Tolany	—	72,940	(6)	43.82	1/28/2026	45,642	(7)	2,966,730	—		—
Sandeep P. Kumar	—	—		—	—	24,716	(8)	1,606,540	29,021	(9)	1,886,365
William G. Bock	—	—		—	—	—		—	—		—

(1)

Represents 100,000 Non-qualified stock options granted on February 15, 2016. Assuming continued service, the options associated with this grant will vest one-quarter of the options granted in 2016 on each of the first four anniversaries of the grant date.

(2)

Represents 13,314 RSUs granted on February 15, 2014, 24,023 RSUs granted on February 15, 2015 and 47,519 RSUs granted on February 15, 2016. Assuming continued service, the RSUs associated with these grants vest as follows: 13,314 on February 15, 2017, 12,011 on February 15, 2017 and 12,012 on February 15, 2018 and one-third of the total number of RSUs granted in 2016 shall vest on each of the first three anniversaries of the grant date, respectively.

(3)

Represents 30,523 MSUs granted on March 12, 2014, 36,034 MSUs granted on February 15, 2015, and 23,760 MSUs and 23,760 PSUs granted on February 15, 2016. Assuming continued service, the MSUs associated with these grants vest as follows: on January 31, 2017, January 31, 2018, and January 31, 2019 respectively, with the actual payout contingent upon meeting certain performance criteria. Assuming continued service, the PSUs will vest on February 15, 2019, with the actual payout contingent upon meeting certain performance criteria.

(4)

Represents 3,426 RSUs granted on February 15, 2014, 6,768 RSUs granted on February 15, 2015 and 29,040 RSUs granted on February 15, 2016. Assuming continued service, the RSUs associated with these grants vest as follows: 3,426 on February 15, 2017, 3,384 on each of February 15, 2017 and February 15, 2018, 6,600 on each of February 15, 2018 and February 15, 2020 and one-third of 15,840 RSUs granted in 2016 shall vest on each of the first three anniversaries of the grant date, respectively.

(5)

Represents 7,650 MSUs granted on March 12, 2014, 10,151 MSUs granted on February 15, 2015, and 7,920 MSUs and 7,920 PSUs granted on February 15, 2016. Assuming continued service, the MSUs associated with these grants vest as follows: on January 31, 2017, January 31, 2018 and January 31, 2019, respectively, with the actual payout contingent upon meeting certain performance criteria. Assuming continued service, the PSUs will vest on February 15, 2019, with the actual payout contingent upon meeting certain performance criteria.

(6)

Represents 72,940 Non-qualified stock options granted on January 28, 2016. Assuming continued service, the options associated with this grant will vest one-quarter of the options granted in 2016 on each of the first four anniversaries of the grant date.

(7)

Represents 45,642 RSUs granted on January 28, 2016. Assuming continued service, one-quarter of the RSUs granted in 2016 shall vest on each of February 15, 2017, February 15, 2018, February 15, 2019 and February 15, 2020, respectively .

(8)

Represents 2,768 RSUs granted on February 15, 2014, 6,768 RSUs granted on February 15, 2015 and 15,180 RSUs granted on February 15, 2016. Assuming continued service, the RSUs associated with these grants vest as follows: 2,768 on February 15, 2017, 3,384 on each of February 15, 2017 and February 15, 2018, 1,980 on each of February 15, 2018 and February 15, 2020 and one-third of 11,220 RSUs granted in 2016 shall vest on each of the first three anniversaries of the grant date, respectively.

(9)

Represents 7,650 MSUs granted on March 12, 2014, 10,151 MSUs granted on February 15, 2015 and 5,610 MSUs and 5,610 PSUs granted on February 15, 2016. Assuming continued service, the MSUs associated with these grants vest as follows: on January 31, 2017, January 31, 2018 and January 31, 2019, respectively, with the actual payout contingent upon meeting certain performance criteria. Assuming continued service, the PSUs will vest on February 15, 2019, with the actual payout contingent upon meeting certain performance criteria.

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COMPENSATION DISCUSSION AND ANALYSIS

Option Exercises and Stock Vested Table

The following table shows gains realized from the exercise of stock options and shares acquired upon the vesting of stock awards with respect to our Named Executive Officers during fiscal 2016.

Option Exercises and Stock Vested Table During Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. Tyson Tuttle	5,761	130,852	59,758	2,263,633
John C. Hollister	—	—	16,994	698,033
Brandon Tolany	—	—	—	—
Sandeep P. Kumar	—	—	16,398	674,867
William G. Bock	—	—	39,800	1,590,367

Potential Payments Upon Termination or Change in Control

Consistent with practices within our industry, we also provide certain post-employment termination benefits. We have implemented these programs in order to ensure we are able to continue to attract and retain top talent as well as ensure that during the uncertainty associated with a potential change in control or succession plan, the executives remain focused on their responsibilities and ensure a maximum return for our stockholders.

Change in Control Agreements. In October 2016 we entered into Change in Control Agreements with Messrs. Tuttle, Hollister, Kumar and Tolany to reduce the potential distraction to management occasioned by the possibility of any change in control of the Company and to reduce the likelihood that management would seek other employment following the announcement of a change in control of the Company because if such a transaction were announced but not consummated, the Company would be seriously harmed. Each of the Change in Control Agreements is effective until October 31, 2019. Each Change in Control Agreement provides for the following potential payments and benefits upon a Change in Control Termination (as defined in the agreement): (a) 100% of annual base salary, (b) 100% of target variable compensation for a full fiscal year, (c) stock options, restricted stock, and restricted stock units shall become fully vested, (d) market stock units and performance stock units shall be vested at 100% of the target value, and (e) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage. Change in Control Termination occurs if the executive officer is demoted, relocated, or terminated other than for misconduct within the period beginning upon the earlier of our execution of a definitive agreement that results in a change in control or 90 days prior to a change in control and ending 18 months following the change in control transaction.

Equity Compensation. At our 2009 annual stockholders’ meeting, our stockholders approved the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2009 Plan became effective immediately. On April 15, 2014, our stockholders approved amendments of the 2009 Plan. The amendments updated the 2009 Plan to comply with changes in local laws, authorized additional shares of common stock for future issuance, improved the Company’s corporate governance, and implement other best practices. Under our prior 2000 Stock Incentive Plan (the “2000 Plan”), no shares remain issuable except for those that were subject to outstanding awards as of the date of approval of the 2009 Plan. The 2009 Plan and the 2000 Plan (together, the “Plans”) govern the equity awards granted to our Named Executive Officers and other participants.

The 2009 Plan and the 2000 Plan include the following general change in control provisions, which may result in the accelerated vesting of outstanding stock options and stock awards:

•

Automatic Acceleration of Awards if not Assumed: In the event that we experience a change in control, the vesting of outstanding equity awards will automatically fully accelerate and any transfer restrictions or repurchase rights will lapse, unless the awards are assumed or replaced by the successor company or otherwise continued in effect.

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COMPENSATION DISCUSSION AND ANALYSIS

•

Discretionary Acceleration of Awards: Our Compensation Committee, as plan administrator of the Plans has the authority to accelerate the vesting of all outstanding equity awards at any time, including in the event of a change in control of the Company, by means of a “hostile take-over” or otherwise, whether or not those awards are assumed or replaced or otherwise continued in effect. Under the 2000 Plan, any options so accelerated shall remain exercisable until the expiration or sooner termination of the option term in the case of a hostile take-over.

•

Acceleration Upon Termination After a Change in Control: During a change in control, our Compensation Committee may provide for the acceleration of vesting if a participant (including a Named Executive Officers) is Involuntarily Terminated within a period of 18 months following a change in control. Pursuant to this authority, the terms of the stock options and stock awards granted to the Named Executive Officers and other participants under the Plans provide for such acceleration in vesting in the event of Involuntary Termination within 18 months following a change in control. Under the 2000 Plan, any options so accelerated shall remain exercisable until the earlier of (i) one year from the date of the participant’s termination and (ii) the expiration of the option term in the case of a change of control, and until the expiration or sooner termination of the option term in the case of a hostile take-over. Involuntary Termination includes termination by the successor company for reasons other than misconduct or resignation by the individual following a material reduction in duties, a material reduction in compensation, or involuntary relocation.

The following table depicts potential compensation arrangements with our executive officers as a result of a change in control that subsequently results in Involuntary Termination. Such termination is assumed to occur on December 30, 2016, the last business day of our fiscal 2016.

Name	Severance Payment	Target Bonus Payment	Intrinsic Value of Accelerated Equity (1)	COBRA Payment	Total
G. Tyson Tuttle	600,000	750,000	15,642,645	42,285	13,333,928
John C. Hollister	360,000	306,000	4,736,875	42,285	4,375,922
Brandon Tolany	375,000	375,000	4,511,599	34,367	5,295,966
Sandeep Kumar	340,000	255,000	3,492,905	34,367	3,192,433
William G. Bock	—	—	—	—	—

(1)

Value is based upon the closing selling price per share of our common stock on the NASDAQ Global Select Market on the last trading day of fiscal 2016, which was $65.00, less (if applicable) the option exercise price payable per share.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee currently serves as one of our officers or employee.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

As of February 17, 2017, there were 55,000 options outstanding under the 2000 Plan and 172,940 options outstanding under the 2009 Plan. Collectively, such options had a weighted average exercise price of $37.95 and a weighted average remaining term of 6.99 years. In addition, 1,942,803 full value awards were unvested and outstanding under the 2009 Plan as of February 17, 2017.

The following table provides information on the Company’s shares of common stock as of December 31, 2016 that may be issued under existing equity compensation plans.

Equity Compensation Plan Information

	A		B		C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Stockholders (1)	2,145,804	(2)	37.95	(3)	2,382,602	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	2,145,804		37.95		2,382,602

(1)

Consists of our 2000 Stock Incentive Plan, our 2009 Stock Incentive Plan and our 2009 Employee Stock Purchase Plan. No shares remain issuable under our prior 2000 Stock Incentive Plan, except for those that are subject to outstanding awards.

(2)

Includes 1,917,864 shares of common stock subject to full value awards that vest over the holders’ period of continued service and 227,940 shares of common stock issuable upon the exercise of stock options with a weighted average remaining term of 7.15 years. Excludes purchase rights accruing under our 2009 Employee Stock Purchase Plan. Under the 2009 Employee Stock Purchase Plan, each eligible employee may contribute up to 15% of his or her base salary to purchase shares of our common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs and (ii) the closing selling price per share on the semi-annual purchase date.

(3)

Calculated without taking into account 1,917,864 shares of common stock subject to outstanding full value awards that will become issuable as those awards vest without any cash consideration for such shares and excludes shares under Employee Stock Purchase Plan.

(4)

Consists of shares available for future issuance under our 2009 Stock Incentive Plan and our 2009 Employee Stock Purchase Plan. As of December 31, 2016, an aggregate of 1,935,376 shares of our common stock were available for issuance in connection with future awards under our 2009 Stock Incentive Plan and 447,226 shares of our common stock were available for issuance under our 2009 Employee Stock Purchase Plan.

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NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their fiscal 2015 transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Annual Report

A copy of the annual report for fiscal 2016 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-k

We filed an annual report on Form 10-K with the SEC on February 1, 2017. Stockholders may obtain a copy of our annual report, without charge, by writing to our Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701.

THE BOARD OF DIRECTORS OF SILICON LABORATORIES INC.

Dated: March 9, 2017

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Appendix I: Reconciliation of GAAP to Non-GAAP Executive Compensation Financial Measures

The non-GAAP financial measurements provided herein do not replace the presentation of Silicon Labs’ GAAP financial results. These non-GAAP measurements merely provide supplemental information to assist investors in analyzing Silicon Labs’ financial position and results of operations in connection with executive compensation; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies or non-GAAP measures used in other contexts by Silicon Labs. We are providing this information because it may enable investors to perform meaningful comparisons of operating results, and more clearly highlight the results of core ongoing operations in connection with executive compensation.

Unaudited Reconciliation of GAAP to Non-GAAP Executive Compensation Financial Measures (In thousands)

Non-GAAP Income Statement Items	Year Ended December 31, 2016
	GAAP Measure	GAAP Percent of Revenue	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure	Target Percent of Revenue
Revenues	$697,626							$700,000
Operating income	$66,277	9.5%	$26,779	$764	$1,697	$95,517	13.7%	$87,208	12.5%

Non-GAAP Income Statement Items	Three Months Ended December 31, 2016
	GAAP Measure	GAAP Percent of Revenue	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure	Target Percent of Revenue
Revenues	$182,610							$190,000
Operating income	$20,083	11.0%	$6,123	$50	$742	$26,998	14.8%	$31,713	16.7%

Non-GAAP Income Statement Items	Three Months Ended October 1, 2016
	GAAP Measure	GAAP Percent of Revenue	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure	Target Percent of Revenue
Revenues	$178,083							$180,000
Operating income	$21,732	12.2%	$5,807	$311	$552	$28,402	15.9%	$25,299	14.1%

Non-GAAP Income Statement Items	Three Months Ended July 2, 2016
	GAAP Measure	GAAP Percent of Revenue	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure	Target Percent of Revenue
Revenues	$174,908							$169,319
Operating income	$17,614	10.1%	$7,424	$0	$299	$25,337	14.5%	$18,822	11.1%

Non-GAAP Income Statement Items	Three Months Ended April 2, 2016
	GAAP Measure	GAAP Percent of Revenue	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure	Target Percent of Revenue
Revenues	$162,025							$160,681
Operating income	$6,848	4.2%	$7,425	$402	$104	$14,779	9.1%	$11,374	7.1%

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Appendix II: 2009 Stock Incentive Plan

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

(as Amended and Restated on April 20, 2017)

ARTICLE 1. PURPOSES OF THE PLAN

The purposes of the Silicon Laboratories Inc. 2009 Stock Incentive Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business by linking the personal interests of the Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.

ARTICLE 2. DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2 “Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Performance Shares, an award of Performance Stock Units, an award of Restricted Stock Units, a Performance-Based Award or any other right or benefit, including any other Award under Article 8, granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or

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the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company or the ultimate parent entity in substantially the same proportions of their ownership after the transaction.

Further, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, in order to make payment upon such Change in Control, the transaction or event described above with respect to such Award must also constitute a “change in ownership,” a “change in the effective control” or a “change in the ownership of substantial assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) (or any successor provision), and if it does not, payment of such Award will be made pursuant to the Award’s original payment schedule or, if earlier, upon the death of the Participant, unless otherwise provided in the Award Agreement. “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board appointed or described in Article 12 to administer the Plan.

2.7 “Common Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 11.

2.8 “Company” means Silicon Laboratories Inc., a Delaware corporation.

2.9 “Consultant” means any consultant or adviser if: (a) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural person.

2.10 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.11 “Director” means a member of the Board.

2.12 “Disability” means, unless otherwise provided in the Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Subsidiary or Affiliate to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board (or its delegate) in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code and for purposes of an Award that is

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subject to Section 409A of the Code, shall mean a “Disability,” within the meaning of Section 409A of the Code to the extent necessary to comply with Section 409A of the Code.

2.13 “Dividend Equivalent” means a right granted to a Participant related to the Award of Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Units which is a right to accrue the equivalent value of dividends paid on the Shares prior to vesting of the Award (or prior to payment of an Award that is subject to deferred settlement). Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee, provided, however, that in no event shall Dividend Equivalents be paid on any Award that is not vested or that does not become vested in accordance with its terms.

2.14 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.15 “Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Subsidiary or Affiliate as (a) independent contractors or (b) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company, a Subsidiary and/or Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or a Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Subsidiary or Affiliate.

2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

2.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.18, the fair market value established by the Committee acting in good faith to be reasonable and in compliance with Section 409A of the Code to the extent necessary to exempt an Award from or comply with Section 409A of the Code.

Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19 “Full Value Award” means any Award other than an (a) Option, (b) SAR or (c) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

2.20 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Independent Director” means a Director of the Company who is not an Employee.

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2.22 “Involuntary Termination” shall have the meaning ascribed to such term in the Award Agreement, or if the term is not defined in the Award Agreement, shall mean the termination of the employment or service of any Participant which occurs by reason of:

(a) such Participant’s involuntary dismissal or discharge by the Company or a Subsidiary or Affiliate for reasons other than Misconduct, or

(b) such Participant’s voluntary resignation following the initial existence of any of the following conditions: (A) a material diminution in the Participant’s authority, duties or responsibilities, (B) a material diminution in the Participant’s (i) base salary (including, without limitation, a reduction of base salary by more than 10%) or (ii) total cash compensation (including base salary and target bonus potential (including, without limitation, a reduction of total target cash compensation by more than 10%), (C) a material change in the geographic location at which the Participant must perform services (including, without limitation, a change in the Participant’s assigned workplace that increases the Participant’s one-way commute by more than 35 miles), provided and only if such diminution or change is effected by the Company without the Participant’s written consent. No voluntary resignation by the Participant pursuant to part (A), (B) or (C) hereof shall be treated as an Involuntary Termination unless the Participant gives written notice to the Committee advising the Company of such intended resignation (along with the facts and circumstances constituting the condition asserted as the reason for such resignation) within 30 days after the time the Participant becomes aware of the existence of such condition and provides the Company a cure period of 30 days following such date that notice is delivered. If the Committee determines that the asserted condition exists and the Company does not cure such condition within the 30-day cure period, the Participant’s termination of employment or service shall be effective on such 30th day of the cure period.

2.23 “Misconduct” shall mean, unless otherwise provided in the Award Agreement, the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary or Affiliate) or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Subsidiary or Affiliate) in a material manner, as determined by the Committee, in its sole discretion. This shall not limit the grounds for the dismissal or discharge of any person in the employment or service of the Company (or any Subsidiary or Affiliate).

2.24 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.25 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26 “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27 “Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28 “Performance-Based Award” means an Award granted pursuant to Article 9.

2.29 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: earnings or net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on assets or net assets, return on stockholders’ equity, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per Share, market share, new products, customer penetration, technology and risk management, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

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2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, or the performance of an individual. The Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period (a) in the event of, or in anticipation of, any unusual or infrequently occurring corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means one or more periods of time of not less than 12 months, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares (or value of Shares in cash), the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Plan” means this 2009 Stock Incentive Plan, as amended and restated, and as it may be further amended from time to time.

2.35 “Prior Pool” shall have the meaning assigned to it in Section 3.1(a) hereof.

2.36 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions as set forth in the Award Agreement.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Section 8.3 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.39 “Section 409A Compliance” shall have the meaning assigned to it in Section 10.6 hereof.

2.40 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.41 “Share” means a share of Common Stock.

2.42 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price of the SAR, as set forth in the applicable Award Agreement.

2.43 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article 11, the aggregate number of Shares which may be issued or transferred pursuant to the exercise of Incentive Stock Options under the Plan shall be 11,370,000 Shares, and the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan other than Incentive Stock

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Options shall be 11,370,000 Shares reduced by the number of Shares issued pursuant to Incentive Stock Options, which reflects an increase of 1,470,000 in the number of Shares authorized for issuance under the Plan as of its prior amendment and restatement on April 15, 2014.

(a) Share Reserve Counting. Shares subject to Awards granted under the Plan shall be counted against the maximum limit set forth in this Section 3.1 as one (1) Share for every one (1) Share subject to the granted Award. Effective for Awards granted after the 2017 Amendment Date, the Company shall no longer apply the share counting rules established under the Plan for the share reserve available under the Plan prior to its last amendment and restatement on April 15, 2014 (the “Prior Pool”).

(b) Shares Reissuable Under Plan. To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares that become available for the grant of Awards pursuant to this Section 3.1(b) shall be added back as one (1) Share for each Share subject to each type of Award, without regard to whether such Award was granted under the Prior Pool and, at grant, was counted against the maximum share limit as more than one (1) Share. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code

(c) Shares Not Counted Against Share Pool Reserve. To the extent permitted by applicable law and/or any applicable stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate (“Substitute Awards”) shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law and/or any applicable stock exchange rule in the event that a company acquired by the Company or any company with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for grants of Awards under the Plan and shall not reduce the Shares available for issuance under the Plan, and Shares subject to such Awards (which, for the avoidance of doubt, exclude Substitute Awards) may again become available for Awards under the Plan as provided under Section 3.1(b) above; provided that Awards using such available shares (or any Shares that again become available for issuance under the Plan under Section 3.1(b) above): (i) shall not be granted after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination; (ii) shall be made only to individuals who were not Employees, Directors or Consultants of the Company or any of its Subsidiaries or Affiliates prior to such acquisition or combination; and (iii) shall otherwise be granted in compliance with applicable stock exchange listing standards. In addition, the payment of Dividend Equivalents in cash pursuant to any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(d) Shares Not Reissuable Under Plan. Notwithstanding the foregoing, the following Shares shall not be added to the Shares authorized for grant under Section 3.1: (i) any Shares tendered by a Participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Award and (iii) Shares repurchased by the Company on the open market with the proceeds of the exercise price from Options.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, where an Award is intended to constitute Qualified Performance-Based Compensation, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 1,000,000 Shares and the maximum amount that may be paid in cash during any calendar year with respect to any Award shall be $30,000,000.

3.4 Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to an Independent Director, the sum of the grant date fair value (determined

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as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Common Stock and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as an Independent Director, together with cash compensation paid to the Independent Director in the form Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $750,000.

ARTICLE 4. ELIGIBILITY, PARTICIPATION AND MINIMUM VESTING REQUIREMENTS

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs under this Plan only if, with respect to the Affiliate, the Company qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A of the Code (or any successor provision).

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

4.3 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, except in connection with Substitute Awards, Awards that may be settled only in cash or an adjustment provided for in Article 11, no portion of an Award granted on or after the 2017 Amendment Date may vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part as contemplated in Article 11 hereof or otherwise in connection with a Change in Control or upon a Participant’s death or Disability; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 3.1 as of the 2017 Amendment Date without regard to the minimum vesting period set forth in this Section 4.3. The Committee may accelerate the vesting or exercisability of an Award in circumstances other than a Change in Control or a participant’s death or Disability, provided that such acceleration does not cause an Award that is subject to the minimum vesting requirements of this Section 4.3 to vest or become exercisable prior to the first anniversary of the date of grant.

ARTICLE 5. STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. Subject to Section 4.3, the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, potentially including the following methods: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender of attestation equal to the aggregate exercise price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the

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Company upon settlement of such sale), (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee, or (vi) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to Participants. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.1(b) and Section 5.2(c) hereof, an Incentive Stock Option may not be exercised as an Incentive Stock Option to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of death, or Disability within the meaning of Section 22(e)(3) of the Code. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

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ARTICLE 6. RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Purchase Price. At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or a Subsidiary or Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.

6.3 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Further, notwithstanding any provision herein to the contrary, no dividends will be paid on Restricted Stock that has not vested; however, the Committee, in its discretion, may authorize the accrual of Dividend Equivalents on Restricted Stock.

6.4 Forfeiture. Subject to Section 4.3, except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

(c) Grant Price. The grant price per Share subject to a Stock Appreciation Right shall be determined by the Committee and set forth in the Award Agreement; provided that, the per Share grant price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

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7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all applicable provisions of Article 5 pertaining to Options.

ARTICLE 8. OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Awards of Performance Shares which shall be denominated in a number of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Share Awards.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of Shares and/or units of value including dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. On the vesting date, the Company shall, subject to Section 10.5(a), transfer to the Participant one unrestricted, fully transferable Share for each Performance Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Performance Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion. The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Stock Units.

8.3 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions. On the settlement date, the Company shall, subject to Section 10.5(a) hereof and satisfaction of applicable withholding taxes (as further set forth in Section 15.3 hereof), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable withholding taxes (as further set forth in Section 15.3 hereof). The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Restricted Stock Units.

8.4 Other Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other right with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

8.5 Vesting. Subject to Section 4.3, the vesting conditions applicable to an Award granted pursuant to Article 8 shall be set by the Committee in its discretion.

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8.6 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.

8.7 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

8.8 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Awards granted pursuant to this Article 8 shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Article 8 may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code if such Performance Shares or Performance Stock Units are granted as Qualified Performance-Based Compensation.

8.9 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

8.10 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.11 Timing of Settlement. At the time of grant, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Article 8, which shall be no earlier than the vesting date(s) applicable to the relevant Award, or it may be deferred to any later date to the extent and under the terms determined by the Committee, subject to compliance with Section 409A of the Code. Until an Award granted pursuant to this Article 8 has been settled, the number of Shares subject to the Award shall be subject to adjustment pursuant to Article 11 hereof.

ARTICLE 9. PERFORMANCE-BASED AWARDS FOR COVERED EMPLOYEES

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance

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Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary or Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10. PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary or Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, if permitted by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant,

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except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.). Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Accelerated Vesting and Deferral Limitations. The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code (“Section 409A Compliance”).

10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11. CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan. Any adjustment affecting an

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Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

11.2 Change in Control.

(a) Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding. Notwithstanding any other provision of the Plan to the contrary, the number or value of any Performance-Based Award or other Award

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that is based on Performance Criteria or Performance Goals that shall become fully earned, vested, exercisable and free of forfeiture restrictions upon occurrence of the events described in this Section 11.2 shall not exceed the greater of (i) such number or value determined by the actual performance attained during the applicable Performance Period to the time of the Change in Control or (ii) such number or value that would be fully earned, vested, exercisable and free of forfeiture restrictions had 100% of the target level of performance been attained for the entire applicable Performance Period without regard to the Change in Control.

(b) The Committee may at any time, subject to Section 10.6, provide that one or more Awards will automatically accelerate in connection with a Change in Control, whether or not those Awards are assumed or otherwise continue in full force and effect. In addition, where Awards are assumed or continued after a Change in Control, the Committee may provide that one or more Awards will automatically accelerate upon an Involuntary Termination of the Participant’s employment or service within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Any such Award shall accordingly, immediately prior to the effective date of such Change in Control or upon an Involuntary Termination of the Participant’s employment or service following a Change in Control (at the Committee’s discretion), become fully exercisable and all forfeiture restrictions on such Award shall lapse.

(c) Upon a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

(d) The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 12. ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the NASDAQ rules (or other principal securities market on which Shares are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued

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thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to qualify as Qualified Performance Based-Compensation, except as permitted under Section 162(m) of the Code;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants outside the United States;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan for the purposes of complying with foreign laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States, as it may deem necessary or advisable to administer the Plan;

(i) To suspend or terminate the Plan at any time provided that such suspension or termination does not impair rights and obligations under any outstanding Award without written consent of the affected Participant.

(j) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has

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been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13. PLAN HISTORY AND EXPIRATION DATE

13.1 Plan History. The Plan became effective on April 23, 2009, the date the Plan was initially approved by the Company’s stockholders. The Plan was amended and restated, effective as of April 15, 2014, and subsequently amended and restated, effective as of April 20, 2017 (the “2017 Amendment Date”).

13.2 Expiration Date. The Plan will continue in effect until it is terminated by the Board pursuant to Section 14.1 hereof, except that no Award may be granted under the Plan from and after the tenth anniversary of the 2017 Amendment Date. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and, except as permitted by Article 11, (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per share exercise price that is higher than the Fair Market Value of a Share.

14.2 Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 15.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to comply with applicable law, as determined in the sole discretion of the Committee, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 15. GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

15.3 Withholding. The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state,

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and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) that the Company or a Subsidiary or Affiliate determines are required to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes. The Committee may in its discretion and in satisfaction of the foregoing requirement direct the Company to withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld; the number of Shares so withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, local and/or foreign statutory tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

15.14 Section 409A. Except as provided in Section 15.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

15.15 No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 15.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

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15.16 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an Award as the Committee determines necessary or appropriate in view of Applicable Laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

* * * *

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Appendix III: 2009 Employee Stock Purchase Plan

SILICON LABORATORIES INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on April 20, 2017)

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Silicon Laboratories Inc., a Delaware corporation, by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code, although the Corporation makes no undertaking nor representation to maintain such qualification. In addition, this Plan authorizes the grant of rights to purchase Common Stock under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code, including pursuant to rules, procedures or sub-plans adopted by the Board or Plan Administrator which are designed to achieve tax, securities law or other of the Corporation’s compliance objectives in particular locations outside the United States. This Plan shall govern the terms and conditions of grants made under both the Code Section 423(b) Plan component and the Non-423(b) Plan component.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have the sole and plenary authority to administer the Plan, including, without limitation, the full authority to interpret and construe any provision of the Plan and, for the grant of rights to purchase Common Stock under the Code Section 423(b) Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. The Plan Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Non-423(b) Plan. If such grants are intended to be made under the Non-423(b) Plan, they will be designated as such at the time of grant and such grants may not comply with the requirements set forth under Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. The Plan Administrator may from time to time delegate its authority to administer the Plan to one or more officers of the Company, unless constrained by applicable law.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Subject to Article III (B) below, the maximum number of shares of Common Stock which may be issued in the aggregate under the Plan shall be 2,700,000 shares, which reflects an increase of 1,000,000 in the number of Shares authorized for issuance under the Plan as of its prior amendment and restatement on April 15, 2014. For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Article III(A) may be used to satisfy purchases of Common Stock under the Code Section 423(b) Plan component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423(b) Plan component.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the maximum number and class of securities issuable in the aggregate under the Plan, (ii) the maximum number and class of securities purchasable per Participant and in the aggregate on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

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IV. MASTER OFFERINGS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Master Offerings, the first of which began on the last business day in April 2010. Unless prior to the commencement of a Master Offering, the Plan Administrator determines that a Master Offering shall be of a different duration (not to exceed twenty-seven (27) months), each Master Offering shall be twenty-four (24) months, subject to any automatic reset (as described in Article IV(C) hereof). Subsequent Master Offerings shall commence as designated by the Plan Administrator. The Plan Administrator shall also have the authority to establish additional or alternative sequential or overlapping Master Offerings, a different duration for one or more offerings or Master Offerings or different commencement dates for such Master Offerings with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Master Offering to be affected thereafter, provided that no Master Offering shall have a duration exceeding twenty-seven (27) months.

B. Each Master Offering shall be comprised of a series of one or more successive and/or overlapping Sub-Offerings having such durations as may be established by the Plan Administrator. Unless otherwise provided by the Plan Administrator, Sub-Offerings shall run from the last business day in April each year to the last business day in October of the same year and from the last business day in October each year to the last business day in April of the following year.

C. Should the Fair Market Value per share of Common Stock on any Purchase Date within a Master Offering be less than the Fair Market Value per share of Common Stock on the start date of that Master Offering, then that Master Offering shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new Master Offering shall commence on that day, following such Purchase. The new Master Offering shall have a duration of twenty-four (24) months, unless a shorter duration is established by the Plan Administrator within thirty (30) calendar days following the start date of that Master Offering.

D. Unless otherwise specified by the Plan Administrator, each offering to Eligible Employees of each Participating Corporation shall be deemed a separate offering, even if the dates and other terms of the applicable Master Offerings of each such offering are identical and the provisions of the Plan will separately apply to each offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate offering need not be identical, provided that the terms of the Plan and an offering under the Code Section 423(b) Plan together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of a Master Offering under the Plan may enter that Master Offering on such start date or on any subsequent Semi-Annual Entry Date within that Master Offering, provided he or she remains an Eligible Employee.

B. Each individual who first becomes an Eligible Employee after the start date of a Master Offering may enter that Master Offering on any subsequent Semi-Annual Entry Date within that Master Offering on which he or she is an Eligible Employee.

C. The date an individual enters a Master Offering shall be designated his or her Entry Date for purposes of that Master Offering.

D. To participate in the Plan for a particular Master Offering, the Eligible Employee must complete (either through the Corporation’s online Plan enrollment process or in paper form) the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and follow any procedures for enrollment in the Plan as may be established by the Corporation from time to time on or before his or her scheduled Entry Date. Once an Eligible Employee has enrolled in a Master Offering, his or her enrollment will remain in effect through subsequent Master Offerings on the terms then in effect unless the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

E. Notwithstanding the foregoing provisions of this Article V, for rights to purchase Common Stock granted under the Non-423(b) Plan, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the

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Non-423(b) Plan or an offering if the Plan Administrator determines, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

VI. PAYROLL DEDUCTIONS

A. Except as otherwise provided by the Plan Administrator prior to the commencement of a Master Offering, the payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during a Master Offering may be any multiple of one percent (1%) of the Participant’s Base Salary during each Sub-Offering within that Master Offering, up to a maximum equal to the lesser of (i) twenty-five percent (25%) of the Participant’s Base Salary per pay-period during the applicable Sub-Offering and (ii) one hundred percent (100%) of the Participant’s Base Salary that remains after subtracting all other amounts that are to be deducted or withheld from the Participant’s Base Salary during such pay-period in the Sub-Offering, provided, however, that a lesser amount of the Participant’s remaining Base Salary may be deducted if required to comply with applicable local law. The deduction rate so authorized shall continue in effect throughout the Master Offering, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the Master Offering, reduce his or her rate of payroll deduction to become effective as soon as possible after completing an amended enrollment form (either through the Corporation’s online Plan enrollment process or in paper form). The Participant may not, however, effect more than one (1) such reduction per Sub-Offering. Further, a Participant’s reduction of his or her rate of payroll deduction percentage to zero (0%) shall be treated as the Participant’s withdrawal from the Master Offering, and the Plan, effective immediately, and no further payroll deductions shall be collected from the Participant with respect to the withdrawal. Provided that the Participant reduces his or her rate of payroll deductions to zero percent (0%) prior to the third business day preceding the next scheduled Purchase Date in the Master Offering (or within such other period as the Plan Administrator may determine), the Participant may elect whether any payroll deductions collected during the Sub-Offering in which such reduction occurs shall be immediately refunded or held for the purchase of shares on the next Purchase Date; if the reduction to zero percent (0%) is made after the aforementioned deadline, the payroll deductions will be held for the purchase of shares on the next Purchase Date. If no such permitted election is made at the time of such reduction to zero percent (0%), then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible. In accordance with Article VII(F)(ii) of the Plan, the termination of the Participant’s purchase right resulting from the Participant’s reduction of his or her rate of payroll deductions to zero percent (0%) shall be irrevocable, and the Participant may not subsequently rejoin the Master Offering for which the terminated purchase right was granted.

(ii) The Participant may, at any time prior to the third business day preceding the commencement of any new Sub-Offering within the Master Offering (or within such other period as the Plan Administrator may determine), increase the rate of his or her payroll deduction by completing an amended enrollment form (either through the Corporation’s online Plan enrollment process or in paper form). The new rate (which may not exceed the twenty-five percent (25%) maximum) shall become effective on the start date of the first Sub-Offering following the completion of such form (either through the Corporation’s online Plan enrollment process or in paper form).

B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the Master Offering and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Master Offering. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, unless payment of interest is required under local law in which case the purchase rights will be granted under the Non-423(b) Plan, if necessary under applicable laws or regulations. The amounts collected from the Participant shall not be required to be held in any segregated account, unless otherwise required under local law (in which case, such rights will be granted under the Non-423(b) Plan if necessary), or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

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D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Master Offering.

E. For rights to purchase Common Stock granted under the Non-423(b) Plan, if payroll deductions are not permitted under local law, as determined by the Corporation, Participants may be permitted to contribute to the Plan by an alternative method, as determined by the Corporation. Alternate methods of contribution may be permitted for purchase rights granted under the Code Section 423(b) Plan to the extent permissible under Code Section 423.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each Master Offering in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the Master Offering and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Master Offering, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right and Delivery of Shares. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the Master Offering, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below or as a result of a Participant’s reduction of his or her rate of payroll deductions to zero percent (0%), as described in Article VI(A)(i) above) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Sub-Offering ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her purchase rights in a form determined by the Plan Administrator (in its sole discretion) and pursuant to rules established by the Plan Administrator. The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker or agent for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Master Offering shall be established by the Plan Administrator; provided however, that such purchase price shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that Master Offering or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Subject to adjustment as provided in Article III (B) or Article X below, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Master Offering shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that Master Offering or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Master Offering shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Sub-Offering ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, except as otherwise provided by the Plan Administrator prior to the commencement of a Master Offering, the maximum number of shares of Common Stock

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APPENDIX III

purchasable per Participant on any one Purchase Date during such Master Offering shall not exceed Four Hundred (400) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date under the Plan shall not exceed Three Hundred Thousand (300,000) shares (or such other number designated by the Plan Administrator), subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock may be held for the purchase of Common Stock on the next following Purchase Date or promptly refunded following the instant Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable on the Purchase Date or for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date.

F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the third business day preceding the next scheduled Purchase Date in the Master Offering (or within such other period as the Plan Administrator may determine), withdraw from participation in the Plan by completing and filing the appropriate form with the Plan Administrator (or its designate) and by following any other procedures for withdrawing from the Plan as may be established by the Corporation from time to time, and no further payroll deductions shall be collected from the Participant with respect to the withdrawal. Any payroll deductions collected during the Sub-Offering in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Master Offering for which the terminated purchase right was granted. In order to resume participation in any subsequent Master Offering, such individual must re-enroll in the Plan (by timely completing the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Master Offering.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Sub-Offering in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the date that is three (3) business days prior to the Purchase Date of the Sub-Offering in which such leave commences (or such other cut-off date as shall be established by the Plan Administrator), to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Sub-Offering or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date, provided the Participant remains an Eligible Employee on such Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave, unless continuation of payroll deductions or other authorized contributions is required under local law, in which case the purchase rights will be granted under the Non-423(b) Plan, if necessary under applicable laws or regulations. Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or, (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation or Corporate Affiliate is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began. However, should the Participant’s leave of absence exceed ninety (90) days and his or her re-employment rights not be guaranteed by either statute or contract, then the Participant’s status as an Eligible Employee will be deemed to terminate on the ninety-first (91st) day of that leave, and such Participant’s purchase right for the Master Offering in which that leave began shall thereupon terminate. An individual who returns to active employment following such a leave as described in the foregoing sentence shall be treated as a new Eligible Employee for purposes of Article V of the Plan and must, in order to resume participation in the Plan, re-enroll in

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APPENDIX III

the Plan (by timely completing the prescribed enrollment forms (either through the Corporation’s online Plan enrollment process or in paper form)) on or before his or her scheduled Entry Date into the Master Offering or any Sub-Offering thereunder, unless a re-enrollment requirement would be contrary to local law, in which case the purchase rights will be granted under the Non-423(b) Plan, if necessary under applicable laws or regulations. For avoidance of doubt, if a Participant ceases to remain in active service by reason of an approved paid leave of absence, such Participant’s participation in the Plan shall continue for as long as the Participant is on such paid leave and, if the leave exceeds ninety (90) days, has re-employment rights guaranteed by either statute or contract; should either of these conditions cease to be met, the Participant’s participation in the Plan will be governed by the foregoing provisions of this Article VII(F)(iii).

G. Change of Control. Each outstanding purchase right shall automatically be exercised, prior to the effective date of any Change of Control on a date determined by the Plan Administrator, by applying the payroll deductions of each Participant for the Sub-Offering in which such Change of Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for the Participant on that Purchase Date, treating as the Purchase Date for this purpose the date on which shares are purchased prior to the effective date of such Change of Control The applicable limitation on the number of shares of Common Stock purchasable by all Participants in the aggregate shall not apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan or the maximum number of share purchasable by all Participants on a Purchase Date in accordance with Article VII(D), the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

K. Tax Withholding. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the U.S. federal, state, local and foreign tax withholding obligations, if any, of the Corporation and/or Corporate Affiliate which arise upon exercise of the purchase right or upon such disposition of shares, respectively. The Corporation and/or the Corporate Affiliate may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Common Stock or any other method of withholding the Corporation and/or the Corporate Affiliate deems appropriate. The Corporation and/or the Corporate Affiliate shall have the right to take such other action as may be necessary in the opinion of the Corporation or a Corporate Affiliate to satisfy withholding obligations for such taxes.

L. Transfer of Employment. For purposes of the Plan, the Participant’s employment relationship shall be treated as continuing intact upon a transfer between locations of a Participating Corporation or upon a transfer of employment from one Participating Corporation to another Participating Corporation that are each participating in the Code Section 423(b) Plan or that are each participating in the Non-423(b) Plan. The Plan Administrator may establish other rules to govern transfers of employment between Participating Corporations and between a Participating Corporation in the Code Section 423(b) Plan and a Participating Corporation in the Non-423(b) Plan (or vice versa), consistent with the requirements of Section 423 of the Code, as amended, and the terms of the Plan.

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VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding. The requirements set forth under this provision will be interpreted and applied to comply with current requirements under Code Section 423.

B. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Sub-Offering, then the payroll deductions shall automatically be discontinued and shall resume at the beginning of the first Master Offering in the next calendar year (if the Participant is then an Eligible Employee).

C. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE, TERM OF THE PLAN AND COMPLIANCE WITH LAWS

A. The Plan was initially approved by the stockholders of the Corporation on April 23, 2009 and became effective on April 30, 2010. The Plan was amended and restated, effective as of April 15, 2014, and subsequently amended and restated, effective as of April 20, 2017.

B. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary for the lawful issuance and sale of any shares under the Plan shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a purchase right, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

C. Unless sooner terminated by the Board, in its sole discretion, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT/TERMINATION OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Sub-Offering. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary the Board or the Plan Administrator, as applicable, determines that such amendment or termination of the Plan is in the best interests of the Corporation and its stockholders. Such actions by the Board may include, without limitation, (i) termination of the Plan or any Master Offering or Sub-Offering, (ii) acceleration of the Purchase Date of any Sub-Offering, (iii) reduction of the discount or change in the method of determining the purchase price in any Sub-Offering or Master Offering (e.g., by determining the purchase price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduction in the maximum number of shares that may be purchased by any Participant or in the aggregate by all Participants on any Purchase Date or (v) any combination of the foregoing actions.

B. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval for such amendment or termination in such a manner and to such a degree as required.

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XI. RULES FOR FOREIGN JURISDICTIONS.

A. The Board or Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

B. The Board or Plan Administrator may also adopt rules, procedures or sub-plans applicable to particular Participating Corporations or locations under the Plan. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Article III (A), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

C. An Eligible Employee who works for a Participating Corporation and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or a separate offering thereunder if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a separate offering thereunder to violate Section 423 of the Code.

XII. GENERAL PROVISIONS

A. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

B. The Code Section 423(b) Plan is exempt from the application of Section 409A. The Non-423(b) Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Except as provided in Article XII (C) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Plan Administrator determines that a purchase right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Anything in the foregoing to the contrary notwithstanding, the Corporation shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

C. Although the Corporation may endeavor to (1) qualify a purchase right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Article XII (B) hereof, notwithstanding. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

D. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

E. The provisions of the Plan shall be governed by the laws of the State of Texas without regard to that State’s conflict-of-laws rules.

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APPENDIX III

Schedule A

Participating Corporations under the

2009 Employee Stock Purchase Plan

As of the effective date of the Second Amendment and Restatement

I. Code Section 423(b) Plan Participating Corporations

Silicon Laboratories Inc.

II. Non-423(b) Plan Participating Corporations

Silicon Laboratories UK Limited

Silicon Laboratories International Pte. Ltd.

Silicon Laboratories Norway A.S.

Silicon Laboratories Finland Oy

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APPENDIX III

APPENDIX

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary or wages, overtime payments and shift premiums paid to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more Master Offerings under the Plan and shall be calculated before deduction of (i) any income or employment tax withholdings or (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Base Salary shall not include (i) any bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Base Salary) or (iii) 13th/14th month payments or similar concepts under local law or any other similar compensation.

B. Board shall mean the Corporation’s Board of Directors.

C. Change of Control shall mean and includes each of the following:

(i) A transaction or series of transactions (other than an offering of the Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Corporation, any of its subsidiaries, an employee benefit plan maintained by the Corporation or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation possessing more than 50% of the total combined voting power of the Corporation’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Corporation to effect a transaction described in Section C (i) or Section C (iii) hereof) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Corporation (whether directly involving the Corporation or indirectly involving the Corporation through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Corporation’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

a. Which results in the Corporation’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Corporation or the person that, as a result of the transaction, controls, directly or indirectly, the Corporation or owns, directly or indirectly, all or substantially all of the Corporation’s assets or otherwise succeeds to the business of the Corporation (the Corporation or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

b. After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section C (iii) (b) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Corporation prior to the consummation of the transaction; or

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(iv) The Corporation’s stockholders approve a liquidation or dissolution of the Corporation.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change of Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Corporation is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Corporation remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Corporation’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Corporation or the ultimate parent entity in substantially the same proportions of their ownership after the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Corporation has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

D. Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

E. Code Section 423(b) Plan shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b).

F. Common Stock shall mean the Corporation’s common stock.

G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H. Corporation shall mean Silicon Laboratories Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Silicon Laboratories Inc. which shall by appropriate action adopt the Plan.

I. Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.

J. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year. For rights to purchase Common Stock granted under the Non-423(b) Plan or under a separate offering under the Code Section 423(b) Plan, Eligible Employee shall also mean any other employee of a Participating Corporation to the extent that local law requires participation in the Plan to be extended to such employee, as determined by the Corporation. Notwithstanding the foregoing, the Plan Administrator, in its discretion, from time to time may, prior to a Master Offering for all purchase rights to be granted in one or more separate offerings, determine on a uniform and nondiscriminatory basis that the definition of Eligible Employee will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (ii) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (iii) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each separate offering in an identical manner to all highly compensated individuals of the Participating Company whose Eligible Employees are participating in that offering.

K. Entry Date shall mean the date an Eligible Employee first commences participation in the Master Offering in effect under the Plan.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined as of the “Applicable Date” (as defined below) in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the Applicable Date on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite

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APPENDIX III

tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the Applicable Date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) In the absence of an established market for the shares of Common Stock, the Fair Market Value established by the Plan Administrator acting in good faith.

For the purposes of this provision, the “Applicable Date” shall be (a) with respect to any Entry Date, such Entry Date and (b) with respect to any Purchase Date, such Purchase Date.

M. Master Offering shall mean the period established in accordance with Article IV, consisting of one or more Sub-Offerings, during which purchase rights may be granted pursuant to the Plan and may be exercised on one or more Purchase Dates. The duration and timing of Master Offerings may be changed pursuant to Articles IV and X.

N. 1933 Act shall mean the U.S. Securities Act of 1933, as amended.

O. Non-423(b) Plan shall mean an employee stock purchase plan which is not required to meet the requirements set forth in Section 423(b) of the Code, as amended.

P. Participant shall mean any Eligible Employee of a Participating Corporation who is participating in the Plan.

Q. Participating Corporations shall mean the Corporation and such Corporate Affiliates as may be authorized from time to time by the Board to participate in the Plan. The Board may determine that some Participating Corporations shall be designated to participate in the Non-423(b) Plan. The Participating Corporations in the Code Section 423(b) Plan and in the Non-423(b) Plan are listed in attached Schedule A.

R. Plan shall mean the Corporation’s 2009 Employee Stock Purchase Plan, as set forth in this document, as amended from time to time, which includes a Code Section 423(b) Plan and a Non-423(b) Plan component.

S. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan or any officer or officers to whom authority to administer the Plan has been delegated pursuant to Article II.

T. Purchase Date shall mean the last business day of each Sub-Offering.

U. Semi-Annual Entry Date shall mean the last business day in April and October each year (or such other days as may be established by the Plan Administrator) on which an Eligible Employee may first enter a Master Offering or may rejoin a Master Offering following an approved leave of absence pursuant to Article VII(F)(iii) of the Plan.

V. Sub-Offering shall mean each successive and/or overlapping period within the Master Offering at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

W. Stock Exchange shall mean NASDAQ or the New York Stock Exchange.

PLAN HISTORY

January 29, 2009	Board adopts Plan with a reserve of 1,250,000 shares.

April 23, 2009	Stockholders approve Plan.

January 23, 2014	Board adopts Amended and Restated Plan, increasing the share reserve to 1,700,000 shares.

April 15, 2014	Stockholders approve Amended and Restated Plan.

July 21, 2016	Board adopts Amended and Restated Plan, reflecting a clarifying amendment.

February 24, 2017	Board adopts second Amended and Restated Plan, increasing the share reserve to 2,700,000 shares, effective upon its approval by the stockholders

April 20, 2017	Stockholders approve second Amended and Restated Plan, increasing the share reserve to 2,700,000 shares.

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Appendix IV: Silicon Laboratories Inc. Audit Committee Charter

I. Membership:

The Audit Committee of Silicon Laboratories Inc. (the “Corporation”) shall be comprised of at least three members of the Corporation’s Board of Directors (the “Board”). The members of the Audit Committee shall be appointed by the Board and shall collectively meet the applicable independence, financial literacy and other requirements of the NASDAQ Stock Market (“Nasdaq”) and applicable federal law. Members of the Audit Committee may be removed at any time, with or without cause, by the Board.

II. Quorum:

A majority of the members of the Audit Committee shall constitute a quorum.

III. Frequency:

The Audit Committee shall meet as required either on the dates of regular Board meetings or in special meetings as appropriate.

IV. Purpose:

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.

V. Limitations:

The Audit Committee shall not have authority to: (1) adopt, amend, or repeal the Corporation’s Bylaws; (2) fill vacancies on the Audit Committee or change its membership; (3) amend the Corporation’s Certificate of Incorporation; (4) act on matters assigned to other committees of the Board; or (5) take any action prohibited by the Corporation’s Certificate of Incorporation, Bylaws or applicable law.

VI. Minutes:

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board upon request. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or Bylaws, any action that may be taken at any meeting of the Audit Committee may be taken without a meeting, if all members of the Audit Committee consent thereto in writing, and the writing is filed with the minutes of proceedings of such committee. Any action of the Audit Committee shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

VII. Powers, Responsibilities and Duties:

To fulfill its responsibilities and duties, the Audit Committee shall:

•

Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Audit Committee. Periodically consider the rotation of the Corporation’s independent auditors.

•	Resolve any disagreements between management and the Corporation’s independent auditors regarding financial reporting.

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APPENDIX IV

•	Review the organization’s annual and quarterly financial statements and quarterly earnings press releases.

•	Pre-approve all auditing and permitted non-audit services to be performed by the Corporation’s auditors.

•

Obtain, on an annual basis, a formal written statement from the independent auditor affirming their independence (as required by applicable standards of the Public Company Accounting Oversight Board or its successor) and delineating all relationships between the auditor and the Corporation that may reasonably be thought to bear on such independence. Discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

•

Following completion of the annual audit, review separately with the independent auditor, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

•	Retain independent counsel, experts and other advisors as the Audit Committee determines necessary to carry out its duties.

•

Receive appropriate funds, as determined by the Audit Committee, from the Corporation for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) compensation to any independent counsel, experts and other advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•	Review and approve all “related-party transactions” as such term is defined in Item 404 of Regulation S-K.

•	Prepare the report of the Audit Committee required to be included in the Corporation’s annual proxy statement.

•	Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board.

•

Perform any other activities consistent with this Charter, the Corporation’s Bylaws, Nasdaq rules and governing law, as the Audit Committee or the Board deems necessary or appropriate, including, without limitation, the delegation of authority to one or more members of the Audit Committee of authority to carry out certain activities set forth hereunder.

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400 West Cesar Chavez Street

Austin, Texas, USA 78701

www.silabs.com

SILICON LABORATORIES INC. ATTN: CORPORATE SECRETARY 400 WEST CESAR CHAVEZ AUSTIN, TX 78701

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The Board of Directors recommends you vote FOR the following Class I Directors to serve until 2020 or until a successor is duly elected and qualified:

1.	Election of Directors

	Nominees	For	Against	Abstain

1A	Navdeep S. Sooch	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

1B	William P. Wood	☐	☐	☐	4.	To vote on an advisory (non-binding) resolution regarding the frequency of holding future advisory votes regarding executive compensation.	☐	☐	☐	☐
1C	Nina Richardson	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 5, 6 and 7.			For	Against	Abstain
					5.	To approve amendments to the 2009 Stock Incentive Plan.		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017.	☐	☐	☐	6.	To re-approve certain material terms of the 2009 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.		☐	☐	☐

					7	To approve amendments to the 2009 Employee Stock Purchase Plan.		☐	☐	☐

3.	To vote on an advisory (non-binding) resolution regarding executive compensation.	☐	☐	☐	NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

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For Meeting Directions, Please Call: 512-232-0100

The Lady Bird Johnson Wildflower Center is about 12 miles from downtown Austin.

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SILICON LABORATORIES INC.

Annual Meeting of Stockholders

April 20, 2017 9:30 AM

This proxy is solicited by the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Silicon Laboratories Inc. (“Silicon Laboratories”) and the Proxy Statement and hereby appoints Navdeep S. Sooch and G. Tyson Tuttle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Silicon Laboratories that the undersigned is entitled to vote at the Annual Meeting to be held at 9:30 AM, CDT on April 20, 2017, at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side